EXHIBIT 13.3

Alphaville Urbanismo S.A.

Consolidated Financial Statements
December 31, 2017 and report of independent
registered public accounting firm

F-1

Alphaville Urbanismo S.A.
Financial Statements as of December 31, 2017 and 2016
and Report of Independent Registered Public Accounting Firm

F-2

Independent Auditors’ Report

The Board of Directors

Alphaville Urbanismo S.A.:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Alphaville Urbanismo S.A. and its subsidiaries (the Company), which comprise the consolidated statement of financial position as of December 31, 2017, and the related consolidated statements of profit or loss, comprehensive income (loss), changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting practices adopted in Brazil applicable to Real Estate entities; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alphaville Urbanismo S.A. and its subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in accordance with accounting practices adopted in Brazil applicable to Real Estate entities.

F-3

Emphasis of Matter

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Differences from U.S. Generally Accepted Accounting Principles

Accounting practices adopted in Brazil applicable to Real Estate entities vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in note 24 to the consolidated financial statements.

Other Matter

The accompanying consolidated balance sheet of Alphaville Urbanismo S.A. as of December 31, 2016, and the related statements of income and cash flows for each of the years in the two-year period ended December 31, 2016 were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

São Paulo, Brazil

August 10, 2018

/s/ KPMG Auditores Independentes

F-4

Alphaville Urbanismo S.A.
Financial Statements as of December 31, 2017 and 2016
and Report of Independent Registered Public Accounting Firm

Consolidated Statements of Financial Position
December 31, 2017 and 2016
(In thousands of Brazilian reais)

	Notes	2017	2016
			(Unaudited)
Assets
Current assets
Cash and cash equivalents	4.1	43,478	153,684
Financial investments	4.2	117,896	17,453
Trade accounts receivable	5.1	400,452	476,567
Lots for sale	6	409,583	556,864
Dividends receivable	16.1	2,543	2,100
Receivables from related parties	16.1	18,867	16,800
Other receivables	5.2	56,402	63,146
Total current assets		1,049,221	1,286,614

Non-current assets
Trade accounts receivable	5.1	910,187	1,064,275
Lots for sale	6	149,047	138,456
Other receivables	5.2	59,920	31,122
		1,119,154	1,233,853

Investments in associates and jointly-controlled investees	7	36,140	43,407
Property and equipment	-	40,429	44,120
		76,569	87,527

Total non-current assets		1,195,723	1,321,380

Total assets		2,244,944	2,607,994

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Alphaville Urbanismo S.A.

Consolidated Statements of Financial Position
December 31, 2017 and 2016
(In thousands of Brazilian reais)

	Note	2017	2016
			(Unaudited)
Liabilities
Current liabilities
Loans and financing	8	92,582	327,364
Debentures	9	41,763	765,006
Suppliers	15(i)(d)	84,296	94,491
Salaries, payroll charges, taxes and profit sharing	-	53,741	63,383
Payables for purchase of properties and advances from customer	10	48,525	37,018
Amounts to be transferred to venture partners	-	31,876	34,748
Dividends payable	16.1	2,263	1,450
Obligations assumed on the assignment of receivables	5	38,074	35,025
Other payables	17	20,349	20,126
Total current liabilities		413,469	1,378,611

Non-current liabilities
Loans and financing	8	122,042	-
Debentures	9	660,000	-
Convertible debentures	9	939,151	388,745
Deferred income tax and social contribution	13.b	128	12,391
Acquisition of ownership interests	-	23,629	23,932
Provision for legal claims	12	42,891	8,826
Warranty provision	-	28,562	30,776
Obligations assumed on the assignment of receivables	5	50,094	44,496
Other payables	17	80,955	84,547
Total non-current liabilities		1,947,452	593,713

Equity
Capital	14(i)	459,480	433,248
Treasury shares	14(i)	(23,185)	(23,185)
Reserve for capital and granting of shares	14(i)	-	27,167
Accumulated losses and profit reserves	14 (i) and 14 (ii)	(577,585)	159,390
		(141,290)	596,620
Non-controlling interests		25,313	39,050
Total equity		(115,977)	635,670

Total liabilities and equity		2,244,944	2,607,994

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Alphaville Urbanismo S.A.

Consolidated Statement of profit or loss
December 31, 2017, 2016 and 2015
(In thousands of Brazilian reais)

	Notes	2017	2016	2015
			(Unaudited)	(Unaudited)
Net operating revenue	18	108,321	716,346	1,149,700
Lot development and sales	19	(420,381)	(381,595)	(582,323)
Gross profit (loss)		(312,060)	334,751	567,377

Operating (expenses) income
Selling expenses	19	(68,149)	(70,123)	(98,323)
General and administrative expenses	19	(85,532)	(77,400)	(87,631)
Provision for profit sharing	16.5	(9,227)	-	(16,469)
Income from equity method investments	7	(2,794)	5,230	4,420
Depreciation and amortization	-	(13,733)	(10,457)	(8,527)
Other expenses, net	20	(32,894)	(15,770)	(1,651)
(Loss) profit before financial income and expenses, and income tax and social contribution		(524,389)	166,231	359,196

Financial expenses	21	(262,303)	(277,824)	(184,221)
Financial income	21	10,189	20,772	26,896

Loss before income tax and social contribution		(776,503)	(90,821)	201,871

Current income tax and social contribution	13.a	(8,878)	(24,468)	(36,375)
Deferred income tax and social contribution	13.a	12,263	8,310	(4,439)

Total income tax and social contribution		3,385	(16,158)	(40,814)

(Loss) profit for the year		(773,118)	(106,979)	161,057

(Loss) profit attributable to:
Non-controlling interests		(8,976)	1,320	12,913
Owners of the parent		(764,142)	(108,299)	148,144

Basic earnings (loss) per thousand shares - In Reais		(6)	(1)	1

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Alphaville Urbanismo S.A.

Consolidated Statements of comprehensive income (loss)
December 31, 2017 and 2016 (In thousands of Brazilian reais)

	2017	2016	2015
		(Unaudited)	(Unaudited)
(Loss) profit for the year	(773,118)	(106,979)	161,057

Total comprehensive (loss) income for the year, net of taxes	(773,118)	(106,979)	161,057

Attributable to:
Owners of the parent	(764,142)	(108,299)	148,144
Non-controlling interests	(8,976)	1,320	12,913

The accompanying notes are an integral part of these consolidated financial statements.

F-8

Alphaville Urbanismo S.A.

Consolidated Statements of changes in equity
December 31, 2017, 2016 and 2015
(In thousands of Brazilian reais)

		Attributed to Owners of the Parent
						Income reserve
	Notes	Capital	Proposed capital increase	Treasury shares	Reserve for capital and granting of shares	Legal reserve	Retained earnings and investments	Accumulated losses	Non-controlling interests	Total consolidated
Balances at December 31, 2014 (Unaudited)		290,447	-	(22,345)	27,117	40,612	245,901	-	47,091	628,823

Capital increase:
Exercise of stock options		840	-	-	-	-	-	-	-	840
Capital contribution		-		-	-	-	-	-	2,709	2,709
Stock option plan	21	-	-	-	50	-	-	-	-	50
Purchase of treasury shares	14 (i)	-	-	(840)	-	-	-	-	-	(840)
Profit for the year		-	-	-	-	-	-	148,144	12,913	161,057
Allocation:
Legal reserve	14 (ii)	-	-	-	-	7,407	-	(7,407)	-	-
Proposed dividends	14 (ii)	-	-	-	-	-	-	(1,407)	(21,111)	(22,518)
Reserve for retained earnings	14 (ii)	-	-	-	-	-	139,330	(139,330)	-	-
Proposed capital increase	14 (ii)	-	141,961	-	-	-	(141,961)	-	-	-
Balances at December 31, 2015 (Unaudited)		291,287	141,961	(23,185)	27,167	48,019	243,270	-	41,602	770,121
Dividends	14 (ii)	-	-	-	-	-	(23,600)	-	-	(23,600)
Capital increase:		141,961	(141,961)	-	-	-	-	-	-	-
Loss for the year		-	-	-	-	-	-	(108,299)	1,320	(106,979)
Proposed dividends	14 (ii)		-	-	-	-	-	-	(3,872)	(3,872)
Reserve for retained earnings	14 (ii)	-	-	-	-	-	(108,299)	108,299	-	-
Balances at December 31, 2016 (Unaudited)		433,248	-	(23,185)	27,167	48,019	111,371	-	39,050	635,670

Capital increase:		26,232	-							26,232
Loss for the year	-	-	-	-	-	-	-	(764,142)	(8,976)	(773,118)
Allocation:
Declared dividends	7	-	-	-	-	-	-	-	(4,761)	(4,761)
Absorption of loss with reserves	14 (ii)	-	-	-	(27,167)	(48,019)	(111,371)	186,557	-	-
Balances at December 31, 2017		459,480	-	(23,185)	-	-	-	(577,585)	25,313	(115,977)

The accompanying notes are an integral part of these consolidated financial statements.

F-9

Alphaville Urbanismo S.A.

Consolidated Statements of cash flows
December 31, 2017, 2016 and 2015
(In thousands of Brazilian reais)

	2017	2016	2015
		(Unaudited)	(Unaudited)
Operating activities
(Loss) profit before income tax and social contribution	(776,503)	(90,821)	201,871
Expenses (income) not affecting cash and cash equivalents:
Depreciation and amortization	13,733	10,457	8,527
Expenses for agreement on stock option plan (Note 20)	-	18,058	50
Interests and charges	192,145	227,281	173,260
Allowance for doubtful accounts and cancelled contracts	124,458	49,694	-
Warranty provision	8,262	4,999	10,424
Provision for legal claims and commitments (Note 12)	34,068	3,839	1,457
Provision for loss on realization of inventories (Note 6)	22,278	-	-
Provision for profit sharing (Note 16.5)	9,227	-	16,469
Provision for loss on CRI	7,800	-	-
Write-offs of investments	2,826	-	-
Write-offs of property and equipment	3,527	-	-
Income from equity method investments (Note 7)	2,794	(5,230)	(4,420)
Financial instruments	-	(1,348)	510

Decrease/(increase) in operating assets:
Trade accounts receivable	105,745	(97,393)	(374,609)
Lots for sale	114,410	(43,616)	(95,782)
Other receivables and others	(5,689)	(15,272)	5,470

Increase/(decrease) in operating liabilities:
Payables for purchase of properties and advances from customers	11,508	8,124	(41,511)
Suppliers	(10,194)	(25,236)	82,878
Salaries, payroll charges, taxes and profit sharing	(16,073)	5,302	(6,571)
Other payables	(19,158)	(27,414)	11,493
Paid income tax and social contribution	(11,674)	(27,953)	(35,014)
Assignment of receivables	8,646	49,781	(11,574)
Cash (used in) provided by operating activities	(177,864)	43,252	(57,072)

Investing activities:
Acquisition of property and equipment and intangible assets	(13,569)	(18,402)	(23,630)
Purchase of short-term investments	(1,818,176)	(2,052,755)	(2,180,481)
Redemption of short-term investments	1,717,732	2,103,353	2,172,317
Increase in investments (Note 7)	593	-	852
Cash from (used in) provided by investing activities	(113,420)	32,196	(30,942)

Financing activities:
Increase in loans and financing (Note 8 and 9)	530,310	493,466	840
Payment of loans and financing – principal (Note 8 and 9)	(253,321)	(344,254)	667,131
Payment of loans and financing – interests (Note 8 and 9)	(94,711)	(220,995)	(372,187)
Payment of principal and dividends on payables to venture partners (Note 11)	(1,200)	(6,700)	(174,389)
Paid dividends	-	(26,232)	(6,700)
Cash provided by (used in) financing activities	181,078	(104,715)	109,883
Net increase (decrease) in cash and cash equivalents	(110,206)	(29,267)	21,869

Cash and cash equivalents
At the beginning of the year (Note 4.1)	153,684	182,951	161,082
At the end of the year (Note 4.1)	43,478	153,684	182,951

Net increase (decrease) in cash and cash equivalents	(110,206)	(29,267)	21,869

The accompanying notes are an integral part of these consolidated financial statements.

F-10

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

1. Operations

Alphaville Urbanismo S.A. (“AUSA” or “Company”) is a private corporation with registered office at Av. das Nações Unidas, 8,501, 3rd floor, in the city and state of São Paulo, Brazil, and operates in the development and urbanization of residential lots. The Company is focused on identifying, developing and selling residential lots targeted at many markets throughout the Brazilian territory.

As of December 31, 2017, the Company is a subsidiary of Private Equity AE Investimentos e Participações S.A., which holds a 70% interest in the capital of the Company, while the remaining 30% is held by Gafisa S.A..

In 2014, Alphaville Urbanismo SA set out the strategic guideline for only launching ventures with high sales speed to focus on cash generation in detriment of launch volume.

After that, Brazil faced the worst economic crisis of the past 70 years, with the GDP going down 7% between 2014 and 2016 (source: IBGE). The real estate industry was profoundly impacted, with the volume of medium/high standard venture launches by major development companies falling 60% in the same period.

The combination of a conservative strategy, focused on cash generation, and the worst economic crisis in the past years, caused the Company to consciously prepare to reduce the volume of new product launches in the market, which contributed to losses of R$ 773 million in 2017 that, put together with the parent company’s strategy for financing the company through debt and not equity, resulted negative equity of R$ 116 million in 2017.

The Company thus devised a strategic plan for 2017 and 2018 supported by six pillars:

1. the management’s and shareholders’ commitment to complete all ventures already launched;

2. generation of operating cash;

3. adjustment of its bank debt profile for the following years;

4. the controlling shareholders’ contribution through convertible debentures to support the above strategy;

5. the monetization of receivables from completed ventures, as funding alternative, since the urban development industry does not have a credit facility for development;

6. the continuous increment of its landbank and investment in project approval process so that the Company is prepared to launch quality products when demand is generated.

Therefore, besides reducing launches, the Company took many operating measures to increase cash generation. Among such measures are the reduction in general and administrative expenses decreasing personnel by approximately 49% between 2015 and 2017, the carry out of business actions on speeding-up inventory sales and shortening payment terms, the review of collection and contract formalization processes to increase receipts and reduce cancellations and default, and partnering with investors and venture partners in projects with significant volume of construction to be carried out.

F-11

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

1. Operations--Continued

Regarding finances, complementing operating initiatives, the controlling shareholders made a contribution of R$ 0.8 bn in 2016/2017, banks extended their debt terms with the Company.

The controlling shareholders’ contribution was made through convertible debentures. As a consequence of the chosen modality and established structure, interests for 2017 accrued, impacting profit or loss, but not representing a cash outflow. Accordingly, both the debentures and the accrued interests generated a liability in the books amounting to R$0.9 bn, resulting in a net capital deficiency of R$0.1 bn in 2017.

The company has accessed the financial market for monetizing by receivables and issuing CRIs. Over recent years, the market absorbed R$ 87 million in 2017 and R$ 144 million in 2016 in transactions involving securitization of receivables.

The success of past issues, the quality of our receivables, and the solidity of the financing structures that we have offered to our investors confirm that we have strengthened the Alphaville trademark in the financial market projecting the same solid image that we have in the lot market.

For 2018, the Company keeps following the strategy to access capital markets to monetize its receivables. In January 2018, the Company raised R$58 million through a CRI, and, in April, it is in negotiation process to structure new operations, in the due diligence process, and in negotiation with banks and investors. We thus believe that it is highly probable that we will continue to place securitization operations in the market in the next 12 months.

It is worth noting that the Company has an alternative plan to the above funding to generate approximately R$ 120 million in operating cash. This plan is comprised of the following: (i) revise the curve of works - to delay - cash outflows of select ventures, (ii) reduce the G&A expenses related to activities not essential to carry out the business plan for 2018, and (iii) reduce the plan for investment in new projects and others.

Therefore, the Company’s Management understands that Alphaville Urbanismo S.A. will go through the worst crisis in this country’s history by enhancing the credibility of its trademark, not only in the lot market, but also in the financial market. And the Company is ready to contribute to the recovery of the country’s economic growth, investing in urban development and quality of life of all Brazilians, while consolidating its leadership in the lot industry and business profitability and earnings. The Company thus believe that the Group will have sufficient funds to continue as going concern in the foreseeable future.

F-12

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies

2.1 Basis of presentation and preparation of consolidated financial statements

The consolidated financial statements were authorized for issue by the Company’s Board of Directors on April 27, 2018.

The consolidated financial statements of the Company have been prepared and are being presented according to the accounting practices adopted in Brazil (“Brazilian GAAP”), including the pronouncements issued by the Accounting Pronouncement Committee (CPC), approved by the Brazilian Securities and Exchange Commission (CVM).

Brazilian GAAP, differs from International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) in certain respects, including the fact that Brazilian GAAP permits the application of percentage of completion accounting by real estate companies in more circumstances than are permitted by IFRS and has interpretations on the accounting treatment for cancelations. This application of Brazilian GAAP is commonly referred to in Brazil as “IFRS applicable to real estate development entities in Brazil, as approved by the Accounting Pronouncements Committee, or CPC, the CVM and the Federal Accounting Council, or CFC, including CPC Guideline 04 – Application of the Technical Interpretation ICPC 02 to the Brazilian Real Estate Development Entities – regarding revenue recognition, and the respective costs and expenses arising from real estate development operations by reference to the stage of completion (percentage of completion method)”, including the accounting treatment for cancelations. Accordingly, these consolidated financial statements were prepared in accordance with Brazilian GAAP and have been reconciled to US GAAP as presented in Note 24.

The financial statements have been prepared on a going concern basis. Management makes an assessment of the Company’s ability to continue as going concern when preparing the financial statements.

F-13

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.1 2.1 Basis of presentation and preparation of consolidated financial statements--Continued

a) Consolidated financial statements

The consolidated financial statements of the Company include the financial statements of Alphaville, and its direct and indirect subsidiaries. The Company control these entities when it is exposed to variable returns from its involvement and has the ability to affect those returns through its power over the entities. The subsidiaries are fully consolidated from the date the full control commences to the date it ceases to exist.

The Company is a party to consortia in several ventures, and consolidate them in proportion to the respective interest percentages, according to the technical pronouncement CPC 19 (R2) Joint Arrangements. The accounting practices were uniformly adopted in all subsidiaries included in the consolidated financial statements, and the fiscal year of these companies is the same of the Company. See further details in Note 7.

2.1.1 Functional and presentation currency

The individual consolidated financial statements are presented in reais (presentation currency), which is also the functional currency of the Company and its subsidiaries.

2.2.1. Accounting judgments, estimates and assumptions

Accounting estimates and judgments are evaluated on an ongoing basis based on historical experience and other factors, including expectations on future events, considered reasonable under the circumstances.

(i) Judgments

The preparation of the consolidated financial statements of the Company requires Management to make judgments, estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities, as well as the disclosure of contingent liabilities, at the reporting date.

(ii) Estimates and assumptions

The main assumptions related to sources of uncertainty over future estimates and other important sources of uncertainty over estimates at the reporting date, which may result in different amounts upon settlement, are discussed below:

a) Impairment loss of assets

Management reviews annually and/or when a specific event occurs the carrying value of assets with the objective of evaluating events or changes in the economic, operational or technological circumstances that may indicate an impairment. Should such evidences exist, and the carrying value exceeds the recoverable amount, a provision for impairment is recognized by adjusting the carrying value to the recoverable amount.
Such impairments are recognized in statement of profit or loss when incurred.

F-14

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies

2.2.1. Accounting judgments, estimates and assumptions--Continued

b) Share-based payment transactions

The Company measures, when applicable, the cost of transactions with employees to be settled with shares based on the fair value of equity instruments on the grant date.

c) Fair value of financial instruments

When the fair values of the financial assets and liabilities presented in the statement of financial position cannot be obtained in the active market, they are determined using valuation techniques, including the discounted cash flow method.

d) Estimated cost of construction

Estimated costs, mainly comprising the incurred and estimated costs for completing the construction projects, are regularly reviewed, based on the progress of construction, and any resulting adjustments are recognized in profit or loss of the Company.

e) Taxes

There are uncertainties inherent in the interpretation of complex tax rules and in the value and timing of future taxable income. In the ordinary course of business, the Company and its subsidiaries are subject to assessments, audits, legal claims and administrative proceedings in civil, tax and labor matters.

Depending on the subject of such investigations, legal claims or administrative proceedings filed against the Company and its subsidiaries, we could be adversely affected, regardless of the respective final outcome.

f) Realization of deferred income tax

The initial recognition and maintenance of a deferred tax asset is carried out when it is probable that taxable profit will be available in subsequent years to offset the deferred tax asset, based on projections of results, and supported by internal assumptions and future economic scenarios that enable its total or partial use if the full credit is recorded.

F-15

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.2.	Recognition of revenue and expenses

(i) Lot sales

For sales on credit of completed lots, revenues are recognized upon completion of the sale, regardless of the timing of receipt of the contractual amount. In the sale of lots not developed and residential units in construction, the following procedures were observed:

•	The incurred cost that corresponds to the lots and units sold is fully included in profit or loss;

•	The percentage of incurred cost (including land) is determined in relation to its total estimated cost; this percentage is applied to the total revenues of lots and units sold and adjusted in accordance with the terms established in the sales contracts, in order to determine the amount of revenue to be recognized in direct proportion to costs;

•	Revenues recognized in excess of actual payments received from customers are recorded as either a current or non-current asset. Any payment received in connection with the lot sales that exceeds the amount of revenues recognized is recorded as “Payables for purchase of property and advances from customers”.

•	Interest on accounts receivable, as well as the present value adjustment of account receivable, are included in the lots development and sales when incurred, using the effective interest method.

•	Taxes levied on the difference between real estate development revenues and the cumulative revenue subject to tax are calculated and recognized when this difference in revenues is recognized.

•	Other advertising and publicity expenses, represented by use of media, are recognized in profit or loss when incurred.

(ii) ICPC 02 – paragraphs 20 and 21

In accordance with the aforementioned ICPC requirements, the amounts of revenues recognized and costs incurred are recognized in profit or loss, and the advances received are recognized in the account “payables for purchase of property and advances from customers”.

F-16

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.3.	Financial instruments

Financial instruments are recognized from the date the Company becomes a party to the contractual provisions of financial instruments, which mainly comprise cash and cash equivalents, financial investments, account receivable, loans and financing, suppliers, and other debts. Financial instruments not measured at fair value through profit or loss include any directly related transaction costs.

After initial recognition, financial instruments are measured as described below:

(i) Financial instruments through profit or loss

An instrument is classified into fair value through profit or loss if it is held for trading, or designated as such when initially recognized.

Financial instruments are designated at fair value through profit or loss if the Company manages these investments and makes purchase and sale decisions based on their fair value in accordance with the investment strategy and risk management.

Related transaction costs are recognized in profit or loss when incurred. Financial instruments at fair value through profit or loss are measured at fair value, and their changes are recognized in profit or loss.

Subsequent to initial recognition, derivative instruments are measured at fair value and the changes are recognized in profit or loss - Note 15.

The Company does not adopt the hedge accounting practice.

F-17

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.3.	Financial instruments

(ii) Financial assets

Financial assets are classified as financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments and available-for-sale financial assets. The Company determines the classification of its financial assets at their initial recognition, when it becomes a party to the contractual provisions of the instrument.

The Company’s financial assets include cash and cash equivalents, financial investments, trade accounts receivable and other receivables.

Derecognition (Write-off)

A financial asset (or, as the case may be, a portion of a financial asset or portion of a group of similar financial assets) is derecognized when:

•	The rights to receive cash inflows of the asset expire;

•	The Company transfers its rights to receive cash inflows from the asset or assume an obligation of fully paying the cash inflows received, without significant delay, to a third party because of a “pass on” agreement; and (a) the Company substantially transfers the risks and rewards of the asset, or (b) the Company does not substantially transfer or retain all risks and rewards related to the asset, but transfers the control over the asset.

When the Company has transferred its rights to receive cash inflows of an asset, or signed an agreement to pass it on, and has not substantially transferred or has retained all risks and rewards related to the asset, an asset is recognized to the extent of the continuous involvement of the Company with the asset. In this case, the Company also recognizes a related liability. The transferred asset and related liability are measured based on the rights and obligations that the Company has maintained.

The continuous involvement by means of a guarantee on the transferred asset is measured at the lower of the original carrying value of the asset and the highest consideration that may be required from the Company.

F-18

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.3.	Financial instruments

(iii) Financial liabilities

After initial recognition, financial liabilities are measured at amortized cost, using the effective interest rate method. Gains and losses are recognized in the statement of profit or loss, at the time liabilities are derecognized, as well as during the amortization process using the effective interest rate method.

Derecognition (Write-off)

When an existing financial liability is substituted by another from the same creditor, under substantially different terms, or when the terms of an existing liability are significantly modified, this substitution or change is treated as a derecognition of the original liability and recognition of a new liability, and the difference in the between the new liability fair value and the existing liability carrying values is recognized in profit or loss.

Financial instruments – net presentation

Financial assets and liabilities are stated at their net amounts in the statement of financial position when, and only when, there is a current and enforceable legal right to offset the recognized amounts, and the Company intends to settle them or realize the asset and settle the liability simultaneously.

F-19

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.4.	Cash and cash equivalents and financial investments

Cash and cash equivalents substantially comprise demand deposits and bank certificates of deposit held under resale agreements, denominated in reais, with high market liquidity, for which there are no penalties or other restrictions for the immediate redemption thereof.

Financial investments include bank deposit certificates, restricted credits in view of the temporary frozen amounts due to the holding interests of partners (see Note 4.2) and are classified as financial assets at fair value through profit or loss.

2.2.5.	Trade accounts receivable

These are measured at amortized cost. The classification between current and non-current is made based on the expected maturity of contract installments. The installments outstanding are mainly adjusted based on the General Market Price Index (IGP-M).

2.2.6.	Mortgage-backed Securities (CRIs) and Housing Loan Certificate (CCI)

The Company carried out the assignment of real estate receivables for securitization and issue of CRIs. When there is no right of recourse, accounts receivable are derecognized. When there is right of recourse against the Company, the assigned receivable is not derecognized and financial liability is recorded. The financial guarantees, when an interest is acquired (subordinated CRI), are recorded on the statement of financial position in “non-current assets” at its realizable value (Note 5.2).

F-20

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.7.	Lots for sale

Lots for sale are measured at cost of land acquisition and include the accumulated costs of infrastructure and capitalizable borrowing costs, not in excess of their net realizable values. In the case of lots under development, the portion in inventory corresponds to the incurred cost of lots not yet sold.

When the cost of lots for sale exceeds the expected cash flow from sales, completed or in development, an impairment charge is recognized in the period when it is determined that the amount exceeds its net realizable value.

2.2.8.	Selling expenses - Commissions

Brokerage expenditures, when applicable, are recorded in profit or loss under the account “Selling expenses” employing the same percentage-of-completion criteria adopted for recognizing the revenue from units sold.

2.2.9.	Warranty provision

The Company and its subsidiaries recognize a provision to cover expenditures for repairing lots covered during the warranty period. The warranty period is five years from the delivery of the lot.

2.2.10.	Investments

Investments in associates are recorded using the equity method.

When the Company’s equity in the losses of associates is higher than the amount invested, the Company recognizes the residual portion in net capital deficiency provided it assumes obligations and makes payments on behalf of these companies and/or makes advances for future capital increase. For this purpose, the Company recognizes a provision at an amount considered appropriate to meet the obligations of the associate (Note 7).

F-21

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.11.	Property and equipment

Property and equipment are measured at cost, net of accumulated depreciation and/or any accumulated impairment losses, if applicable.

Depreciation is calculated based on the straight-line method considering the estimated useful lives of the assets, as follows:

(i) Vehicles – five years;
(ii) Furniture, fixtures and installations – ten years;
(iii) Computers and software licenses – five years.

The residual value, useful life, and depreciation methods are reviewed annually.

Expenditures incurred in the construction of sales stands and related furnishings are used in the maximum term of one year, considered as expense upon the launch of the venture.

An item of property and equipment is derecognized when sold or when no future economic benefits are expected from its use or disposal. Any gain or loss arising from derecognition of an asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is recognized in profit or loss when the asset is derecognized.

Property and equipment are subject to periodic assessments of impairment indicators.

F-22

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.12.	Income tax and social contribution

(i) Current income tax and social contribution

Income taxes in Brazil comprise income tax (25%) and social contribution (9%), for entities on the standard profit regime, for which the composite statutory rate is 34%. Deferred taxes for these entities are recognized for all temporary tax differences at the reporting date between the tax bases of assets and liabilities, and their carrying values.

As permitted by tax legislation, certain subsidiaries and jointly-controlled investees opted for the presumed profit regime. For these companies, the income tax is calculated on estimated profits at the rates of 8% and 12% of gross revenues, respectively, on which the rates of the respective tax and contribution are levied.

(ii) Deferred income tax and social contribution

Deferred taxes are recognized in relation to tax losses and temporary differences between the carrying values of assets and liabilities for accounting purposes and the corresponding amounts used for tax purposes.

Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available to be used for offsetting deferred tax assets, based on profit projections made using internal assumptions and considering future economic scenarios that make it possible their full or partial use.

The recognized amounts are periodically reviewed and the impacts of realization or settlement are reflected in compliance with tax legislation provisions.

2.2.13.	Other current and non-current liabilities

These liabilities are stated at their known or estimated amounts, plus, when applicable, adjustment for charges and inflation-indexed variations through the end of the reporting period against profit or loss. When applicable, current and non-current liabilities are recorded at present value based on interest rates that reflect the term, currency and risk of each transaction.

F-23

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.14.	Stock option plan

As of December 31, 2017, the Company does not offer any stock options plan.

2.2.15.	Other employee benefits

The benefits granted to the Company’s employees and executives include fixed compensation (salaries, social security contributions (INSS), Government Severance Indemnity Fund for Employees (FGTS), vacation and 13th monthly salary) and variable compensation such as profit sharing, bonus, and share- based payment. These benefits are recorded in profit or loss for the year, under the account “General and administrative expenses”, as they are incurred.

The bonus system operates with individual corporate targets, structured based on the efficiency of corporate goals, followed by the business goals and, finally, individual goals.

The Company and its subsidiaries do not offer private pension or retirement plans or other post- employment benefits.

2.2.16.	Present value adjustment - assets and liabilities

Assets arising from long or short-term transactions are adjusted to present value if significant.

In installment sales of not completed units, real estate development entities adjust receivables by an inflation index, and further discount them to present value, as the agreed inflation indexes do not include interest. The unwinding of the present value adjustment, considering that an important part of the Company operations consists of financing its customers, is recognized as revenue.

Accordingly, certain assets are adjusted to present value based on discount rates that reflect the best estimate of the time value of money.

The applied discount rate is the average rate of the financing and loans obtained by the Company (Note 5).

2.2.17.	Borrowing costs

Borrowing costs are related to ventures during construction phase and to land during the development of assets for sale, and are capitalized as part of the corresponding asset’s cost, provided that there are borrowings outstanding. All other borrowing costs are recorded as expense when incurred.

F-24

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.18.	Provisions

Provisions are recognized when the Company has a present obligation as a result of a past event that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation.

(i) Provision for legal claims

The Company is a party to various lawsuits and administrative proceedings. Provisions are recognized for all claims related to lawsuits in relation to which, as a result of a past event, it is probable that an outflow of resources will be made to settle the claim, and a reasonable estimate can be made.

Contingent liabilities for which losses are considered possible are only disclosed in a note to financial statements, and those for which losses are considered remote are neither recognized nor disclosed.

Contingent assets are recognized only when there are secured guarantees or favorable final and unappealable court decisions. Contingent assets with probable favorable decisions are only disclosed in the notes.

(ii) Allowance for doubtful accounts

The Company records allowance for doubtful accounts and cancelled contracts for customers whose installments are more than 360 days past due in the accounts receivable balance based on the internal policy’s assumptions. These credits have secured guarantees of lots sold, to the extent the corresponding deeds are granted upon settlement and/or negotiation of receivables from customers.

F-25

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

2. Presentation of financial statements and summary of significant accounting policies--Continued

2.2 Summary of significant accounting policies--Continued

2.2.19.	Sales taxes

Revenues, expenses and assets are recognized net of sales taxes, except:

•	when the sales taxes incurred in the purchase of goods or services are not recoverable from tax authorities, in which event sales taxes are recognized as a portion of the acquisition cost of the asset or expense item, as the case may be; and

•	when the amounts receivable and payable are shown together with the sales taxes.

•	when the net amount of sales taxes, recoverable or payable, is included as a receivables or payable item in the statement of financial position.

Under the non-cumulative taxation regime, the PIS and COFINS contribution rates are 1.65% and 7.6%, respectively, for companies under the taxable profit taxation regime, levied on gross revenue and discounting credits determined based on costs and expenses. For companies that opt for the presumed profit taxation regime, under the cumulative taxation regime, the PIS and COFINS contribution rates are 0.65% and 3%, respectively, on gross revenue, without deductions in relation to incurred costs.

2.2.20.	Treasury shares

Own equity instruments that are repurchased (treasury shares) are recognized at cost and charged to equity.

No gain or loss is recognized in the statement of profit or loss upon purchase, sale, issue or cancellation of the Company’s own equity instruments.

2.2.21.	Payables for purchase of properties and advance from customers

Payables for purchase of lots are recognized at the amounts corresponding to the contractual obligations assumed. Subsequently they are measured at amortized cost, under the effective interest method.

F-26

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

3. Pronouncements (new or revised) and interpretation adopted beginning on January 1, 2017 and new and revised standards and interpretation already issued and not yet adopted

3.1 Pronouncements (new or revised) and interpretation adopted from 2017

The Company adopted all of the pronouncements (new or revised) and interpretations issued by the CPC effective as of December 31, 2017, which did not have significant impact on the profit or loss for the period or equity of the Company.

3.2 New and revised standards and interpretations already issued and not yet adopted

IFRS 9 – Financial Instruments: replaces the guidance of IAS 39 (CPC 38) Financial Instruments: Recognition and Measurement, and includes the new models for classification and measurement of financial instruments, and measurement of prospective expected credit losses for financial and contractual assets, as well as new requirements for hedge accounting. The standard maintains the existing guidance on the recognition and derecognition of financial instruments of IAS 39. IFRS 9 is effective for years beginning on or after January 1, 2018.

(i) Classification and measurement of financial assets: IFRS 9 contains a new approach to the classification and measurement of financial assets that reflects the business model in which assets are managed and its cash flow characteristics, and contains three main financial asset classification categories: measured at amortized cost, at fair value through other comprehensive income, and at fair value through profit or loss. The standard eliminates the categories provided in IAS 39 of held to maturity, loans and receivables and available for sale. Based on its evaluation, the Company concluded that the new classification requirements will not have a significant impact for the Company.

(ii) Impairment - Financial Assets and Contractual Assets: IFRS 9 replaces the “incurred loss” model of CPC 38 (IAS 39) for a prospective “expected credit loss” model. It will require significant judgment about how the changes in economic factors affect expected credit losses, which will be determined based on weighted probabilities. The new expected loss model will apply to the financial assets measured at amortized cost or fair value through other comprehensive income, with the exception of investments in equity instruments and contractual assets. According to CPC 48 / IFRS 9, the expected loss allowances will be measured on one of the following bases: 12-month expected credit losses, that is, credit losses that result from those default events within 12 months after the reporting date; and full lifetime expected credit losses, that is, credit losses that result from all possible default events over the life of the financial instrument. The new standard is applicable beginning on or after January 1, 2018. The standard may be retrospectively adopted, using the cumulative effect approach.

As a result of the discussions on the IFRS 15 (CPC 47) application from January 1, 2018, see the paragraph about IFRS 15 below, the Company cannot estimate the effects of its adoption.

F-27

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

3.2 New and revised standards and interpretations already issued and not yet adopted--Continued

IFRS15– This standard introduces new requirements for measurement and recognition of revenue under IFRS. The IFRS15 Revenue from Contracts with Customers requires an entity to recognize the amount of revenue reflecting the consideration it expects to receive in exchange for the control over such goods or services. The new standard is going to replace most of the detailed guidance on the recognition of revenue that currently exists under IFRS, including the CPC 30 (IAS 18) Revenues. For the specific case of the real estate development sector, maintaining the POC revenue recognition method or the adoption of the method of keys, for example, will result of the contractual analyses made by Management. The Company, with the intent to be in line with the market, is following the discussions that gave rise to the CPC consultation to the IASB’s Interpretation Committee. Therefore, in order to avoid information losses to users of financial statements, the Company will wait for the completion of such discussions so that it can make the required disclosures.The new standard is applicable beginning on or after January 1, 2018. The standard may be retrospectively adopted, using the cumulative effect approach.

IFRS 16 –This standard replaces the previous lease standard, IAS 17/CPC 06 (R1) – Leases, and related interpretation, and establishes the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract, that is, the customers (lessees) and providers (lessors). Lessees are required to recognize a lease liability reflecting the future lease payments and a “right-of-use assets” for practically all lease contracts, except certain short-term leases and contracts of low-value assets. For lessors, the criteria for recognition and measurement of leases in the financial statements are substantially maintained. This standard is effective beginning on January 1, 2019.

The Company is evaluating the effects of the IFRS 16 on its financial statements and has not yet concluded its analysis on the impact of their adoption.

The entities that disclose their financial statements according to the accounting practices adopted in Brazil are not permitted to early adopt such IFRS.

F-28

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

4. Cash and cash equivalents and financial investments

4.1 Cash and cash equivalents

	2017	2016
		(Unaudited)
Cash and banks	10,658	14,399
Securities purchased under resale agreements (a)	32,820	139,285
Cash and cash equivalents	43,478	153,684

(a) Securities purchased under resale agreement comprise securities issued by Banks with a repurchase commitment by the bank, and resale commitment by the customer, at the agreed-upon rates, with ready liquidity, backed by corporate or government securities, depending on the bank, and are registered with the CETIP.

As of December 31, 2017, most securities purchased under resale agreement include interest earned from 95% to 100% of Interbank Deposit Certificates (CDI) (from 97.5% to 100.6% of CDI in 2016). All transactions are with what management considers being top tier financial institutions.

4.2 Financial investments

	2017	2016
		(Unaudited)
Investment funds (a)	47,497	8,504
Bank certificates of deposit (b)	64,766	1,505
Restricted credits (c)	5,633	7,444
Financial investments	117,896	17,453

(a) In 2017, the transactions with the Fund (PP Portfolio) with daily liquidity represented interests earned at 101.6% of CDI in the year (102.93% in 2016).

(b) In 2017, Bank Certificates of Deposit (CDBs) include interest earned, mostly varying from 97.0% to 100.0% (from 97.5% to 100.6% in 2016) of Interbank Deposit Certificates rate (CDI).

(c) Amounts related to checking accounts that are temporarily frozen in view of the holding interest of the Landowner, which the Company expects to have them cleared in 45 days or less.

As of December 31, 2017, the recognized amount related to financial investments is evaluated as held for trading at fair value as measured at fair value through profit or loss.

F-29

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

5. Trade accounts receivable and other receivables

5.1 Trade accounts receivable

	2017	2016
		(Unaudited)
Committed purchases of lots	1,739,306	1,841,531
(-) Present value adjustment (AVP)	(254,250)	(250,730)
(-) Allowance for doubtful accounts	(174,417)	(49,959)
	1,310,639	1,540,842
Current	400,452	476,567
Non-current	910,187	1,064,275

The current and non-current portions fall due in the following years:

Maturity	2017	2016
Past due:		(Unaudited)
Up to 90 days	38,026	41,026
From 91 to 180 days	21,506	22,834
Over 180 days (a)	111,607	66,815
	171,139	130,675

Falling due:
2017	-	360,556
2018	327,372	289,529
2019	274,612	227,449
2020	202,931	187,882
2021 onwards	763,252	645,440
Total	1,568,167	1,710,856
(-) Present value adjustments (AVP)	(254,250)	(250,730)
(-) Allowance for doubtful accounts	(174,417)	(49,959)
Grand Total	1,310,639	1,540,842

The balance of trade accounts receivable from lots sold and not yet completed is not fully reflected in the financial statements. Its recording is limited to the portion of the recognized revenues net of the amounts already received. The non-recognized balance is disclosed in Note 23.

Advances from customers in excess of the revenues recognized in the period are shown in Note 10.

Accounts receivable, financed by the Company, are in general subject to IGP-M and IPCA variation, with revenue being recorded in profit or loss in the account “Revenue from sale of lots”.

The net amount of the present value adjustment recognized in revenue from real estate development for the year ended December 31, 2017 was an expense of R$539 (R$54,899 in 2016 and R$21,913 in 2015).

The balances of allowance for doubtful accounts and cancelled contracts are considered sufficient by the Company’s management to cover the estimate of future losses on realization of the accounts receivable (Note 2.2.18).

F-30

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

5. Trade accounts receivable and other receivables--Continued

Trade accounts receivable from lots were measured at present value using a discount rate determined according to the criteria described in Note 2.2.16. The average rate applied by the Company and its subsidiaries was 6.65% in 2017 (6.60% in 2016), plus IGP-M.

On November 14, 2012, the Company and its subsidiaries entered into an Assignment of Real Estate Receivables Agreement (CCI), which consists of an assignment by the Assignor to the Assignee of a portfolio comprising select residential real estate receivables performed and to be performed arising out of the Company and its subsidiaries and jointly-controlled investees. The portfolio continues to be recorded in accounts receivable until it is settled by the customer.

On December 1, 2016, the Company assigned real estate receivables. Each Real Estate Receivable is represented by a fraction and/or full Housing Loan Certificate (CCI), depending on the case, issued by the respective Assignors. The CCIs were acquired by the securitizing company that issued the Mortgage-backed Securities (CRI) in three respective series, DI Rate Senior CRI, IGPM Senior CRI and Subordinated CRI, subject to public distribution with restricted efforts. The assigned receivables, discounted to present value, are classified in line item “Obligations assumed on a Assignment of Receivables”. The credit risk of certain receivables assigned by the Company and its subsidiaries have been retained.

On December 22, 2016, the Company assigned real estate receivables. Each Real Estate Receivable is represented by a fraction and/or full Housing Loan Certificate (CCI), depending on the case, issued by the respective Assignors. All of such receivables shall have a repurchase obligation by the Assignor until conditions on Compulsory Repurchase are adopted. The assigned receivables, discounted to present value, are classified in line item “Obligations assumed on a Assignment of Receivables”. The totality of the receivables assigned by the Company and its subsidiaries have joint liability.

On August 18, September 27 and November 8, 2017, the Company assigned real estate receivables. Each Real Estate Receivable is represented by a fraction and/or full Housing Loan Certificate (CCI), depending on the case, issued by the respective Assignors. All of such receivables shall have a repurchase obligation by the Assignor until conditions on Compulsory Repurchase are adopted. The assigned receivables, discounted to present value, are classified in line item “Obligations assumed on a Assignment of Receivables”. The totality of the receivables assigned by the Company and its subsidiaries have joint liability.

Balance as of December 31, 2017
	2017	2016
		(Unaudited)
Transaction Date
11/14/2012	12,567	20,029
12/01/2016	917	13,802
12/22/2016	27,178	45,690
08/18/2017	7,501	-
09/27/2017	14,577	-
11/08/2017	25,428	-
Total Securitized	88,168	79,521

Current	38,074	35,025
Non-current	50,094	44,496

F-31

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

5. Trade accounts receivable and other receivables--Continued

5.2 Other receivables

	2017	2016
		(Unaudited)
Advances to venture partners	38,800	35,536
Unrecognized expenses and interests	12,553	21,428
Subordinated mortgage-backed securities (a)	23,502	5,230
Judicial deposit (Note 12)	28,118	7,779
Recoverable taxes	2,731	6,415
Other realizable amounts	10,618	17,880
	116,322	94,268
Current	56,402	63,146
Non-current	59,920	31,122

(a) Subject to inflation adjustment (IGP-M) and impairment loss amounting to R$7,800 in 2017.

6. Lots for sale

	2017	2016
		(Unaudited)
Land	162,066	151,248
Lots in development	117,367	184,182
Lots completed	301,475	359,890
Provision for loss on realization of inventories	(22,278)	-
	558,630	695,320
Current	409,583	556,864
Non-current	149,047	138,456

As mentioned in Note 8, the balance of consolidated capitalized financial charges as of December 31, 2017 is R$32,244 (R$42,693 in 2016).

F-32

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

7. Investments in associates and jointly-controlled investees

The main information on ownership interests are summarized below:

									Consolidated		Consolidated
Investments in associates	Interest - %		Total assets	Total liabilities	Equity and advance for future capital increase		Profit (loss) for the year		Investments		Income from equity method investments
	2017	2016	2017	2017	2017	2016	2017	2016	2017	2016	2017	2016	2015
		(Unaudited)				(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)
SPE Leblon Incorporadora S.A.	40%	40%	52,235	17,884	34,351	42,415	(5,800)	7,842	13,741	16,966	(2,336)	3,171	3,179
Krahô Empr. Imob. S.A.	48%	48%	78,095	23,665	54,431	63,956	(7,262)	7,315	9,538	10,376	(838)	(106)	102
Saneamento Ceará S.A.	50%	50%	9,007	51	8,956	8,987	(31)	(9)	4,845	4,845	-	-	-
Alphaville Reserva Santa Clara Empr. Imob. Ltda.	25%	25%	16,808	56	16,753	16,770	(411)	(512)	4,188	4,193	(103)	(127)	(68)
Gafisa SPE-77 Empr. Imob. Ltda.	35%	35%	17,231	6,240	10,991	11,282	(291)	5,981	3,847	3,949	(102)	2,093	787
Sociedade Loteadora	31%	31%	-	-	-	-	-	643	-	3,097	(8)	199	539
Other (b)									(19)	(19)	593	-	(119)
Total investments			173,377	47,896	125,481	143,410	(13,795)	21,260	36,140	43,407	(2,794)	5,230	4,420

F-33

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

7. Investments in associates and jointly-controlled investees--Continued

(i) Ownership interests--Continued

a) Change in investments

	2017	2016
		(Unaudited)
Opening balance at December 31	43,407	35,974
Profit(Loss) of equity method investees	(2,794)	5,230
Capital contribution	-	4,845
Advance for future capital increase	98	127
Write-off of investments	(3,418)	-
Dividends received	(1,153)	(2,769)
Balance at December 31	36,140	43,407

F-34

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

8. Loans and financing

Type	Maturity	Annual interest rate	2017	2016
				(Unaudited)
Certificate of Bank Credit (a)	Aug/18 to Dec/21	CDI +2.35% to CDI +5.50%	164,277	303,658
Promissory Note	Nov/20	CDI + 3.45%	50,347	23,706
			214,624	327,364
Current portion			92,582	327,364
Non-current portion			122,042	-

(a) It corresponds to credit lines of financial institutions to obtain funds required for developing ventures.

On August 4, 2015, the Company obtained through a Certificate of Bank Credit (CCB) the amount of R$50,000 maturing in 60 months, being guaranteed by the fiduciary assignment of selected real estate receivables, and with the purpose of providing funds to build real estate ventures.

On November 12, 2015, the Company obtained funding through two Certificates of Bank Credit (CCB), the first (Series 1) amounting to R$150,000 aimed at settling the promissory note issued on November 22, 2015, and the second (Series 2) amounting to R$100,000; both of which maturing in 48 months and guaranteed by the fiduciary assignment of real estate receivables, and with the purpose of providing funds to build real estate ventures. The CCB was assigned to the securitization company that issued the Mortgage-backed Securities (CRI), which had its public distribution carried out with restrict efforts ended on such date

On December 9, 2015 the Company made the issue and offering of promissory notes totaling R$30,000 due over of 36 months, being guaranteed by the fiduciary assignment of real estate receivables and with the purpose of providing funds to build real estate ventures. The promissory notes are issued by the Company in the scope of the Third Issue of 12 commercial promissory notes, with unit value of R$2,500 on the issue date, under the terms of CVM Instruction No. 134 and the other applicable legal provisions and regulations. On November 27, 2017, the Company pre-paid the remaining promissory notes of this issue.

On August 30, 2017, the Company obtained funding through a Certificate of Bank Credit (CCB) in the amount of R$10,000 maturing in 365 days without pledging a guarantee.

On November 16, 2017, the Company extended the payment term of the outstanding CCB balance of R$6,000, with the due date on November 25, 2017, to additional 365 days, without pledging a guarantee.

On November 28, 2017 the Company made the issue and offering of promissory notes totaling R$49,900 maturing over of 36 months, being guaranteed by the fiduciary assignment of real estate receivables. The promissory notes are issued by the Company in the scope of the Fourth Issue of 34 commercial promissory notes, under the terms of CVM Instruction No. 134 and the other applicable legal provisions

On December 8, 2017, the Company obtained funding through a Certificate of Bank Credit (CCB) in the amount of R$10,000 maturing in 48 months being guaranteed by the fiduciary assignment of select real estate receivables.

F-35

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

8. Loans and financing--Continued

The Company is subject to ratios and default limits (covenants), mostly comprising limits to total indebtedness. As at the reporting date, the Company is in compliance with its obligations.

	Consolidated
	2017	2016
		(Unaudited)
Total accounts receivable plus inventory of finished units required to be 1.3 times greater than net debt (1)	1.72	2.1
Ratio of Inventory plus Accounts Receivable to Net Debt plus Construction Obligations (2) required to be higher than 1.25	2.27	N/A
Ratio of accounts receivable to net debt required to always be higher than 1.1	2.38	1.94
Ratio of net debt and equity to convertible debentures required to be always lower than 1.6.	0.97	1.58

(1) Net Debt = (Short Term Debt + Long Term Debt + Obligations assumed on the assignment of receivables - Convertible Debentures) - Cash and Cash Equivalents

(2) Construction Obligations = Costs to Be Incurred and Supplier Payable

The calculation of the debt covenants is in accordance with the revised terms negotiated in 2017.

Current and non-current portions fall due as follows:

	2017	2016
2017	-	327,364
2018	92,582	-
2019 onwards	122,042	-
Total	214,624	327,364

Financial expenses are capitalized to the cost of plots under development, based on the use of funds, and recognized in profit or loss according to the revenue recognition criteria, as shown below. The capitalization rate used in the determination of the costs of loans eligible to capitalization was 10.26% as of December 31, 2017 (16.20% as of December 31, 2016 and 17,02% as of December 31, 2015).

	2017	2016
		(Unaudited)
Financial expenses	210,111	229,233
Capitalized financial charges	(7,530)	(27,316)
Net financial charges (Note 21)	202,581	201,917
Financial charges included in the line item of lots for sale
Opening balance	42,693	33,041
Capitalized financial charges	7,530	27,316
Charges recognized in profit or loss	(17,979)	(17,664)
Closing balance (Note 6)	32,244	42,693

F-36

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

9. Debentures

Placement	Principal - R$	Annual interest	Final maturity	2017	2016
					(Unaudited)
First placement	660,000	CDI+3.05%	Dec/23	701,763	765,006
Second placement	350,000	IGPM+14.00%	May/20	445,748	388,745
Third placement	449,998	IGPM+14.00%	Feb/21	493,403	-
				1,640,914	1,153,751
Current portion				41,763	765,006
Non-current portion				1,599,151	388,745

Current and non-current portions fall due as follows:

Maturity	2017	2016
		(Unaudited)
2017	-	765,006
2018	41,763	-
2019 onwards	1,599,151	388,745
	1,640,914	1,153,75

On September 9, 2013, the Company obtained approval for the public distribution with restricted efforts of its First Placement of non-convertible simple debentures in sole series, which have secured guarantee, maturing in eight years totaling a maximum of R$800,000, guaranteed by the fiduciary assignment of selected real estate receivables arising from the Company and its subsidiaries. On December 9, 2013, the amount of R$500,000 was paid-in, on July 17, 2014, R$150,000 was paid-in, and on March 19, 2015, R$150,000 was paid-in. The indenture has clauses that restrict the Company’s ability of taking some actions, and may require the early maturity in case of non-compliance with these clauses.

The ratios and minimum and maximum amounts required under such restrictive covenants as of December 31, 2017 are as follows:

	2017	2016
		(Unaudited)
First placement
Ratio of Inventory plus Accounts Receivable to Net Debt plus Construction Obligations (2) required to be equal to 1.25 or higher	2.27	N/A
Ratio of total receivables and net debt (1) required to be equal to 1.1 or higher	2.38	1.94

(1) Net Debt = (Short Term Debt + Long Term Debt + Obligations assumed on the assignment of receivables - Convertible Debentures) - Cash and Cash Equivalents

(2) Construction Obligations = Costs to Be Incurred and Supplier Payable

The calculation of the debt covenants is in accordance with the revised terms negotiated in 2017.

On May 9, 2016, the Company obtained approval for the private distribution of its Second Placement of debentures convertible into common shares, in sole series, with no secured guarantee, maturing in four years totaling a maximum of R$350,000. On May 10, 2016, the amount of R$250,000 was paid-in, and on August 16, 2016, R$106,393 was paid-in, amount adjusted for inflation as described in the indenture. The indenture does not establish financial ratios restricting the Company (Covenants).

F-37

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

On February 10, 2017, the Company obtained approval for the private distribution of its Third Placement of debentures convertible into common shares, in sole series, with no secured guarantee, maturing in four years totaling a maximum of R$450,000. On February 21, 2017, the amount of R$66,000 was paid-in, on March 24, 2017, R$40,000 was paid-in, on April 25, 2017, R$57,694 was paid-in, on May 17, 2017, R$63,658 was paid-in, on June 5, 2017, R$53,836 was paid-in, and on June 29 R$168,810 was paid-in; the amounts were adjusted for inflation as described in the indenture. The indenture does not establish financial ratios restricting the Company (Covenants).

F-38

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

10. Payables for purchase of properties and advance from customers

	2017	2016
		(Unaudited)
Payables for purchase of properties	3,621	8,490
Advance from customers	44,904	28,528
	48,525	37,018

11. Payables to venture partners

As part of the process of obtaining funds by issuing Certificates of Bank Credit (CCB) in 2011 of R$35,000, the Company entered into a private instrument for establishing the usufruct of 100% preferred shares of Alphaville Ribeirão Preto Empreendimentos Imobiliários S.A., over a period of six years, settled in 2017, recorded based on amortized cost using the effective interest rate of the transaction. As of December 31, 2017, the balance was R$0 (R$913 in 2016), and the total amount of dividends paid to the holders of preferred shares amounted to R$1,200 (Note 7(i) a).

F-39

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

12. Provisions for legal claims

The Company and its subsidiaries are parties to lawsuits and administrative proceedings at various courts and government agencies that arise from the ordinary course of business, involving tax, labor, civil and other matters. Management, based on information provided by its legal counsel and analysis of the pending claims and, with respect to the labor claims, based on past experience regarding the amounts claimed, recognized a provision for its best estimate of probable losses on lawsuits in progress. The Company does not expect any reimbursement in connection with these claims.

In the years ended December 31, 2017 and 2016, the changes in the provision are summarized as follows:

	Civil lawsuits	Tax proceedings	Labor claims	Total consolidated
Balance at December 31, 2015 (Unaudited)	5,348	129	1,619	7,096
Additional provision	3,383	1	455	3,839
Payment or realization of provision	(2,058)	-	(51)	(2,109)
Balance at December 31, 2016 (Unaudited)	6,673	130	2,023	8,826
Additional provision	28,768	-	5,367	34,135
Payment or realization of provision	(16)	(54)	-	(70)
Balance at December 31, 2017	35,425	76	7,390	42,891
Non-current portion	35,425	76	7,390	42,891

Civil lawsuits, tax proceedings and labor claims

The Company and its subsidiaries are parties to other labor claims, tax proceedings and civil lawsuits arising from the ordinary course of business, which, on the opinion of Management and its legal counsel, expectations of losses are classified as possible, but no provision was recognized to face the respective unfavorable outcomes. The amount of such claims are described below:

	2017	2016
		(Unaudited)
Civil lawsuits	362,614	263,128
Tax proceedings	70,651	12,625
Labor claims	23,438	33,817
	456,703	309,570

With the worsening of the economic crisis, the filing of lawsuits increased, and, accordingly, judicial deposits. As of December 31, 2017, the judicial deposit balance of the Company and its subsidiaries amounted to R$28,118 (R$7,779 in 2016) recorded in the line item of other receivables in non-current assets (Note 5.2).

ii) Environmental risk

There are various environmental laws at the federal, state and municipal levels. These environmental laws may result in delays for the Company in connection with adjustments for compliance and other costs, and impede or restrict ventures. Before the project development agreement, the Company assesses all necessary and applicable environmental issues, including the possible existence of hazardous or toxic materials, residual substance, trees, vegetation and the proximity of the land to permanent preservation areas. Therefore, before the launch of a subdivision, the Company obtains all governmental approvals, including environmental licenses.

F-40

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

12. Provisions for legal claims and commitments--Continued

ii) Environmental risk - Continued

In addition, the environmental legislation establishes criminal, civil and administrative sanctions to individuals and legal entities for activities considered as environmental infringements or offenses. The penalties include the stop of development activities, loss of tax benefits, confinement and fines. The cases in dispute by the Company at civil court have the likelihood of loss considered possible by the legal counsel.

iii) Payable related to the completion of subdivisions

The Company and its subsidiaries are committed to deliver real estate units that will be built in exchange for the acquired land.

The Company also commits to complete units sold and to comply with the laws regulating the civil construction sector, including obtaining of licenses from the proper authorities, and compliance with the terms for starting and delivering the ventures, being subject to legal and contractual penalties.

The Company has commitments to third parties (partners) and partners in joint ventures:

•	Partnership contracts with owners of land, which shall be a partner or real estate partner;

•	Commitment to suppliers which are being contracted, or to any third parties in the pre-launch or business evaluation.

As of December 31, 2017, the Company, by means of its subsidiaries, has long-term obligations in the amount of R$16,609 (R$18,991 in 2016), related to the supply of services and raw materials used in the development of real estate ventures.

The Company has contract for renting the real estate where its office is located, the monthly cost amounting to R$465 annually adjusted by the IGPM-FGV variation.

F-41

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

13. Income tax and social contribution

a) Current income tax and social contribution

The reconciliation of the effective tax rate for the years ended December 31, 2017, 2016 and 2015 is as follows:

	2017	2016	2015
		(Unaudited)	(Unaudited)
(Loss) profit before income tax and social contribution and statutory interest	(776,503)	(90,821)	201,870
Income tax calculated at the applicable rate – 34%	264,011	30,879	(68,636)
Net effect of subsidiaries taxed by presumed profit	(102,062)	64,552	120,348
Stock option plan	-	(6,140)	(17)
Permanent differences	(13,296)	2,251	(3,543)
Charges on payables to venture partners	(2,755)	(246)	(470)
Income from equity method investments	(950)	1,778	1,503
Unrecognized deferred tax assets	(141,563)	(109,232)	(89,999)
	3,385	(16,158)	(40,814)
Current income tax and social contribution expenses	(8,878)	(24,468)	(36,375)
Deferred income tax and social contribution expenses	12,263	8,310	(4,439)

b) Deferred income tax and social contribution

Deferred income tax and social contribution have the following origin:

	2017	2016
Deferred tax assets		(Unaudited)
Temporary differences – Deferred PIS and COFINS	3,214	4,005
Provisions for legal claims	3,293	3,001
Present value adjustment (AVP)	12,582	13,222
Other provisions	28,039	12,616
Tax loss and income tax and social contribution loss carryforwards	450,504	321,017
Sub-total of Deferred tax assets	497,632	353,861
Unrecognized deferred tax assets (*)	(457,270)	(315,707)
Sub-total of Deferred tax assets net of valuation allowance	40,362	38,154
Deferred tax liabilities
Taxation of income between cash and accrual basis	(40,490)	(50,545)
Net position (Deferred tax liability	(128)	(12,391)

* Deferred tax assets are recognized up to the limit of 30% of the tax base, according to the Income Tax legislation, to the extent they are considered realizable, according to Note 2.2.

F-42

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

14. Equity

(i) Capital

As of December 31, 2017, the subscribed and paid-in capital amounts to R$459,480 (R$433,248 in 2016) represented by 122,882,644 shares, of which 120,418,615 are registered common shares, without par value, and 2,464,029 are registered common shares, without par value, held in treasury, in the amount of R$23,185. The Company’s Board of Directors is authorized to take resolution on the issue of common shares, up to the authorized capital limit, not requiring amendment to bylaws.

On April 3, 2017, in the Board of Directors’ Meeting, the increase in the Company’ capital was approved in the amount of R$26,232 by issuing new shares, which were paid-in by the shareholders with the Subordinated Mortgage- backed Securities shown in the line item “Short-term Securities” (Note 5.2).

The change in the amount of shares is as follows:

	Shares – in thousands Common
	Capital R$ thousand	Registered	In treasury	Total
December 31, 2015 (Unaudited)	291,287	115,360	2,451	117,811
Increase in capital without issue of shares	141,961	-	-	-
Repurchase of shares	-	(13)	13	-
December 31, 2016 (Unaudited)	433,248	115,347	2,464	117,811
Increase in capital without issue of shares	26,232	5,072	-	5,072
December 31, 2017	459,480	120,419	2,464	122,883

(ii) Allocation of profit or loss and reserves

•	Income and capital reserves

As of December 31, 2017, the legal reserve, reserve for retaining earnings and investment, and reserve for share grant capital were fully allocated to offset a portion of the loss for the year.

•	Dividends

In view of the loss for the year, there is no proposal for dividends as of December 31, 2017 and 2016.

(iii) Earning (loss) per share

Basic earnings (loss) per share are calculated by dividing the profit attributable to the Company’s shareholders by the weighted average number of shares issued during the period.

	2017	2016	2015
		(Unaudited)	(Unaudited)
(Loss) profit attributable to the Company’s controlling shareholders	(764,142)	(108,299)	148,144
Weighted average number of shares	117,883	115,354	115,354
Basic earnings (loss) per thousand shares - In Reais	(6)	(1)	1

The Company has no outstanding shares that could cause dilution or convertible debt. Thus, basic and diluted earnings per share are the same.

F-43

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

15. Financial instruments

The Company and its subsidiaries do not use derivatives or any other risky assets for speculative purposes. The Company and its subsidiaries operations are subject to the risk factors described below:

(i) Risk considerations

a) Credit risk

The Company and its subsidiaries restrict their exposure to credit risks associated with cash and cash equivalents, investing only in short-term securities of top tier financial institutions.

With regards to trade accounts receivable, the Company restricts its exposure to credit risks through sales to a broad base of customers and ongoing credit analysis. Additionally, there is no relevant history of losses due to the existence of secured guarantee for the recovery of its products in the cases of default during the construction period. As of December 31, 2017 and 2016, there was no significant credit risk concentration associated with customers.

b) Interest rate risk

Interest rate risk arises from the possibility that the Company and its subsidiaries may experience gains or losses because of fluctuations in the interest rates of its financial assets and liabilities. Aiming to mitigating this kind of risk, the Company and its subsidiaries seek to diversify funding in terms of fixed and floating rates. The interest rates on loans are disclosed in Note 8. The interest rates contracted on financial investments are disclosed in Note 4.

c) Liquidity risk

Liquidity risk refers to the possibility that the Company and its subsidiaries do not have sufficient funds to meet their commitments in view of the settlement terms of its rights and obligations.

To mitigate liquidity risks, and to optimize the weighted average cost of capital, the Company monitors on an on- going basis its indebtedness level according to the market standards and the fulfillment of ratios (covenants) provided for in loan contracts in order to guarantee that the operating-cash generation and the advance funding, when necessary, are sufficient to meet the schedule of commitments.

F-44

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

15. Financial instruments--Continued

(i) Risk considerations--Continued

At December 31, 2017	Less than 1 year	1 to 3 years	4 to 5 years	More than 5 years	Total
Financial investments (Note 4.2)	117,896	-	-	-	117,896
Subordinated mortgage-backed securities (Note 5.2)	-	-	23,502	-	23,502
Trade accounts receivable (Note 5)	498,511	477,542	311,527	451,726	1,739,306
Loans and financing (Note 8)	(92,582)	(122,042)	-	-	(214,624)
Debentures (Note 9)	(41,763)	(1,335,151)	(264,000)	-	(1,640,914)
Suppliers	(84,296)	(16,609)	-	-	(100,905)
	-	-	-	-	-
Net effect	397,766	(996,260)	71,029	451,726	(75,739)

At December 31, 2016 (Unaudited)	Less than 1 year	1 to 3 years	4 to 5 years	More than 5 years	Total
Financial investments (Note 4.2)	17,453	-	-	-	17,453
Subordinated mortgage-backed securities (Note 5.2)	-	-	5,230	-	5,230
Trade accounts receivable (Note 5)	491,231	516,978	343,631	489,691	1,841,531
Loans and financing (Note 8)	(164,263)	(150,298)	(12,803)	-	(327,364)
Debentures (Note 9)	(157,006)	(304,000)	(540,745)	(152,000)	(1,153,751)
Suppliers	(94,491)	(18,991)	-	-	(113,482)
Payables to venture partners (Note 11)	(913)	-	-	-	(913)
Net effect	92,011	43,689	(204,687)	337,691	268,704

d) Fair value classification

The Company uses the following classification to determine and disclose the fair value of financial instruments by the valuation technique:

F-45

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

15. Financial instruments--Continued

(i) Risk considerations--Continued

Level 1: quoted prices (without adjustments) in active markets for identical assets or liabilities;

Level 2: inputs different from the quoted prices in active markets included in Level 1, which are observable for asset or liability, directly (as prices) or indirectly (prices derivate); and

Level 3: inputs to asset or liability not based on observable market variables (nonobservable inputs).

The fair value classification of financial instruments assets measured at fair value through profit or loss of the Company presented in the financial statements for the years ended December 31, 2017 and 2016 is as follows.

	Fair value classification – 2017
Financial assets	Level 1	Level 2	Level 3
Financial investments (Note 4.2)	117,896	-	-
Subordinated mortgage-backed securities (Note 5.2)	23,502	-	-

	Fair value classification – 2016 (Unaudited)
Financial assets	Level 1	Level 2	Level 3
Financial investments (Note 4.2)	17,453	-	-
Subordinated mortgage-backed securities (Note 5.2)	5,230	-	-

In the years ended December 31, 2017 and 2016, there were no transfers between the levels 1 and 2 fair value valuation, nor were transfers between levels 3 and 2 fair value valuation.

(ii) Fair value of financial instruments

a) Fair value measurement

The following estimate fair values were determined using available market information and proper measurement methodologies. However, a considerable amount of judgment is necessary to interpret market information and estimate fair value. Accordingly, the estimates presented in this document are not necessarily indicative of amounts that the Company could realize in the current market. The use of different market assumptions and/or estimation methodology may have a significant effect on estimated fair values.

The following methods and assumptions were used in order to estimate the fair value for each financial instrument type for which the estimate of values is practicable:

F-46

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

15. Financial instruments--Continued

(ii) Fair value of financial instruments--Continued

a) Fair value measurement--Continued

(i) The amounts of cash and cash equivalents, financial investments, trade accounts receivable and other receivables and other current liabilities approximate their fair values recorded in the financial statements.

(ii) The fair value of bank loans and other financial debts is estimated through future cash flows discounted using rates that are available for similar and outstanding debts or terms.

The carrying and fair values of the main financial assets and liabilities as of December 31, 2017 and 2016 are as follows:

	2017		2016
	Carrying value	Fair value	Carrying value	Fair value
			(Unaudited)
Financial assets
Cash and cash equivalents (Note 4.1)	43,478	43,478	153,684	153,684
Financial investments (Note 4.2)	117,896	117,896	17,453	17,453
Subordinated mortgage-backed securities (Note 5.2)	23,502	23,502	5,230	5,230
Trade accounts receivable (Note 5.1)	1,310,639	1,310,639	1,540,842	1,540,842
Financial liabilities
Loans and financing (Note 8)	214,624	215,503	327,364	337,910
Debentures (Note 9)	1,640,914	1,720,664	1,153,751	1,226,131
Suppliers	100,905	100,905	113,482	113,482

b) Risk of debt acceleration

As of December 31, 2017 and 2016, the Company has loans and financing, with restrictive covenants related to cash generation, indebtedness ratios and other. These restrictive covenants have been complied with by the Company (as described in Notes 8 and 9) and do not limit its ability to conduct its business as usual.

c) Market risk

The Company carries out the development, construction and sales of lots. In addition to the risks that affect the real estate market as a whole, such as supply disruptions and volatility in the prices of construction materials and equipment, changes in the supply and demand for ventures in certain regions, strikes and environmental rules and zoning, the Company’s operations are particularly affected by the following risks:

F-47

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

15. Financial instruments--Continued

(ii) Fair value of financial instruments--Continued

c) Market risk--Continued

•	The state of the economy of Brazil, which may inhibit the development of the real estate industry as a whole, through the slowdown in economy, increase in interest rates, currency fluctuation and political instability, besides other factors.

•	Future impediments, as a result of a new regulation or market conditions, to adjust for inflation receivables using certain inflation indexes, as currently permitted, which could make a venture financially or economically unviable.

•	The level of interest of buyers in a new venture launched or the sale price per unit necessary to sell all units may be below expectations, making the venture less profitable than expected.

•	In the event of bankruptcy or significant financial difficulties of a large company of the real estate industry, the industry as a whole may be adversely affected, which could decrease the customer confidence in other companies operating in the industry.

•	Local and regional real estate market conditions, such as oversupply, land shortage in certain regions, or significant increase in land acquisition cost.

•	Risk of buyers having a negative perception of the security, convenience and appeal of the Company’s properties, as well as about their location.

•	The Company’s profit margins may be affected by the increase in operating costs, including investments, insurance premium, real estate taxes and government rates.

•	The opportunities for development may decrease.

•	The building and sale of real estate units may not be completed as scheduled, thus increasing the construction costs or cancellation of sale contracts.

•	Delinquency after the delivery of units acquired on credit. The Company has the right to file a collection action to receive the amounts due and/or repossess the real estate unit from the delinquent buyer, not being possible to guarantee that it will be able to recover the total amount of the debt balance or, once the real estate unit is repossessed, its sale in satisfactory conditions.

•	Drop in the market value of land held in inventory, before the development of a real estate venture to which it was intended, and the incapacity to maintain the margins that were previously projected for such developments.

(iii) Capital stock management

The objective of the Company’s capital stock management is to guarantee that a strong credit rating is maintained in institutions, in order to support the Company’s business and maximize value to shareholders.

F-48

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

15. Financial instruments--Continued

(iii) Capital stock management--Continued

The Company includes in its net debt structure: loans and payables to venture partners less cash and cash equivalents and financial investments (cash and cash equivalents and financial investments):

	2017	2016
		(Unaudited)
Loans and financing (Note 8)	214,624	327,364
Debentures (Note 9)	701,763	765,006
Convertible debentures (Note 9)	939,151	388,745
Payables to venture partners (Note 11)	-	913
(-) Cash and cash equivalents and financial investments (Note 4.1 and 4.2)	(161,374)	(171,137)
Net debt	1,694,164	1,310,891
Equity	(115,977)	635,670

(iv) Sensitivity analysis

The following chart shows the sensitivity analysis of financial instruments for the period of one year.

As of December 31, 2017, the Company has the following financial instruments:

a) Financial investments, loans and financing indexed to the Interbank Deposit Certificate (CDI) and IGP-M (debentures);

The following scenarios were considered:

Scenario I: 50% increase in the risk variables used for pricing
Scenario II: 25% increase in the risk variables used for pricing
Scenario III: 25% decrease in the risk variables used for pricing
Scenario IV: 50% decrease in the risk variables used for pricing

As of December 31, 2017:

		Scenario
		I	II	III	IV
	Risk	Increase 50%	Increase 25%	Decrease 25%	Decrease 50%
Financial investments	Increase/decrease of CDI	4,739	2,370	(2,370)	(4,739)
Loans and financing	Increase/decrease of CDI	(7,011)	(3,506)	3,506	7,011
Debentures	Increase/decrease of CDI	(22,924)	(11,462)	11,462	22,924
Net effect of CDI variation		(25,196)	(12,598)	12,598	25,196
Trade accounts receivable	Increase/decrease of IGP-M	3,536	1,768	(1,768)	(3,536)
Convertible debentures	Increase/decrease of IGP-M	(2,514)	(1,257)	1,257	2,514
Net effect of IGP-M variation		1,022	511	(511)	(1,022)

As of December 31, 2016: (Unaudited)

		Scenario
		I	II	III	IV
	Risk	Increase 50%	Increase 25%	Decrease 25%	Decrease 50%
Financial investments	Increase/decrease of CDI	9,098	4,549	(4,549)	(9,098)
Loans and financing	Increase/decrease of CDI	(16,628)	(8,314)	8,314	16,628
Debentures	Increase/decrease of CDI	(46,621)	(23,310)	23,310	46,621
Derivative instruments	Increase/decrease of CDI	(344)	(169)	322	164
Net effect of CDI variation		(54,495)	(27,244)	27,397	54,315
Trade accounts receivable	Increase/decrease of IGP-M	53,358	26,679	(26,679)	(53,358)
Net effect of IGP-M variation		53,358	26,679	(26,679)	(53,358)

F-49

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

16. Related parties

16.1 Balances with related parties

The transactions with related parties substantially refer to debit notes and financial contribution to associates and Consortia for development of real estate ventures, which balance is as follows:

	2017	2016
Assets		(Unaudited)
Current account (a)	10,215	10,215
Current account with Consortia	8,652	6,585
	18,867	16,800
Dividends receivable	2,543	2,100
	21,410	18,900
Current	21,410	18,900
Liabilities
Dividends payable	2,263	1,450
	2,263	1,450
Current	2,263	1,450

(a) The Company participates in the development of real estate ventures with other partners, directly or through related parties, based on the formation of joint venture. The management structure of these ventures and the cash management are centralized in the lead partner of the venture, which manages the construction schedule and budgets. Thus, the lead partner ensures that the investments of the necessary funds are made and allocated as planned. The sources and use of resources of the venture are reflected in these balances, observing the respective interest, which are not subject to indexation or financial charges and do not have a fixed maturity date. The average term for the development and completion of the ventures in which the resources are invested is between 24 and 36 months.

16.2 Endorsements, guarantees and sureties

The Company’s financial operations have endorsement or surety to financial institutions, which amount to R$ 1,001,278 as of December 31, 2017 (R$ 1,688,214 in 2016).

F-50

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

16. Related parties--Continued

16.3 Transactions with Management

In the years ended December 31, 2017 and 2016, the amounts recorded in the account “general and administrative expenses” related to the compensation of the Company’s key management personnel are as follows:

	As of December 31, 2017 Management compensation
	Board of Directors	Statutory Board	Total	Fiscal Council
Number of members	6	5	11	-
Annual fixed compensation (in R$):	-	3,514	3,514	-
Salary/fees	-	3,083	3,083	-
Direct and indirect benefits	-	431	431	-
Monthly compensation (in R$)	-	237	237	-
Total compensation	-	3,514	3,514	-

	As of December 31, 2016 (Unaudited) Management compensation
	Board of Directors	Statutory Board	Total	Fiscal Council
Number of members	6	7	13	-
Annual fixed compensation (in R$):	-	4,093	4,093	-
Salary/fees	-	3,666	3,666	-
Direct and indirect benefits	-	427	427	-
Monthly compensation (in R$)	-	282	282	-
Total compensation	-	4,093	4,093	-

The annual aggregate amount approved to be distributed among the Company’s management members for the year 2017 as fixed and variable compensation, benefits and charges is up to R$9,696 (R$12,005 in 2016 and R$15,487 in 2015). The Company’s Board of Directors is not remunerated.

16.4 Sales

As of December 31, 2017 and 2016, no lot was sold to the management, and there was no balance receivable of lots.

16.5 Profit sharing

The Company has a profit sharing plan that entitles its employees and management members, and those of its subsidiaries, to participate in the distribution of profits the Company.

This plan is tied to the achievement of specific targets, established, agreed-upon and approved by the Board of Directors at the beginning of each year.

F-51

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

16. Related parties--Continued

16.5 Profit sharing - Continued

	2017	2016	2015
		(Unaudited)	(Unaudited)
Statutory Board	3,312	-	1,978
Other employees	5,915	-	14,491
	9,227	-	16,469

Profit sharing is calculated and recognized as a liability based on the achievement of the Company’s targets for the period.

17. Other Payables

	2017	2016
		(Unaudited)
Deferred PIS and COFINS (a)	64,559	65,567
Suppliers	16,609	18,991
Other accounts payable (b)	20,136	20,115

Total other payables	101,304	104,673

Current	20,349	20,126
Non-current	80,955	84,547

(a) Provision for taxes on revenue taxable upon realization of trade accounts receivable.

(b) Refer to contract cancellations, provision for expenses and other accounts payable.

F-52

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

18. Net operating revenue

	2017	2016	2015
		(Unaudited)	(Unaudited)
Gross operating revenue
Lot sales	237,622	796,446	1,196,948
Service provision	2,543	2,399	5,473
Provision for loss on contract cancellations	(124,458)	(49,694)	-
Deductions from gross revenue	(7,386)	(32,805)	(52,721)
Net operating revenue	108,321	716,346	1,149,700

19. Costs and expenses by nature

These are represented by the following:

	2017	2016	2015
		(Unaudited)	(Unaudited)
Cost of lot development and sale:
Construction cost	(207,163)	(278,566)	(486,227)
Land cost	(12,554)	(17,308)	(14,832)
Development cost	(152,145)	(63,058)	(51,744)
Provision for loss on realization of inventories	(22,278)	-	-
Maintenance/warranty	(8,262)	(4,999)	(10,424)
Venture cost:	(402,402)	(363,931)	(563,227)
Capitalized financial charges	(17,979)	(17,664)	(19,096)
	(420,381)	(381,595)	(582,323)
Selling expenses:
Marketing	(56,194)	(54,587)	(75,434)
Brokerage and sale commission	(11,955)	(15,536)	(22,889)
	(68,149)	(70,123)	(98,323)

	2017	2016	2015
General and administrative expenses:		(Unaudited)	(Unaudited)
Salaries and payroll charges	(40,429)	(38,339)	(37,789)
Employee benefits	(3,364)	(3,694)	(3,448)
Travel and utilities	(1,219)	(1,842)	(2,985)
Services	(18,720)	(18,810)	(18,643)
Rents and condominium fees	(9,774)	(8,448)	(7,847)
IT	(9,484)	(3,455)	(13,297)
Organizational development	(234)	(1,108)	(1,177)
Other	(2,308)	(1,704)	(2,445)
	(85,532)	(77,400)	(87,631)

F-53

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

20. Other expenses, net

	2017	2016	2015
		(Unaudited)	(Unaudited)
Provision for contingencies	(34,065)	(3,839)	(1,651)
Expenses of the agreement with the former Parent Company (a)	-	(18,058)	-
Other net revenue	1,171	6,127	-
Total Other expenses	(32,894)	(15,770)	(1,651)

(a) Expense from the stock option plan with Gafisa S.A.

21. Financial income (expenses)

	2017	2016	2015
		(Unaudited)	(Unaudited)
Income from financial investments	9,635	19,297	20,770
Other income	554	1,475	6,126
Total financial income	10,189	20,772	26,896
Interest on funding, net of capitalization (Note 8) (a)	(202,581)	(201,917)	(148,593)
Banking expenses	(3,694)	(6,350)	(4,152)
Amortization of debenture cost	(11,738)	(3,572)	(5)
Payables to venture partners	(556)	(725)	(951)
Derivative financial instruments (Note 15 (i)(b))	-	(112)	(510)
Granted discounts and other expenses	(43,734)	(65,148)	(30,010)
Total financial expenses	(262,303)	(277,824)	(184,221)

Net financial income (expenses)	(252,114)	(257,052)	(157,325)

(a) The interests of convertible debentures amount to R$ 92,085 as of December 31, 2017 (R$ 32,352 in 2016 and R$0,00 in 2015)

22. Insurance

The Company and its subsidiaries have insurance coverage for personal damages caused to third parties and material damages to tangible assets, as well as against fire hazards, lightning strikes, electrical damages, natural disasters and gas explosion. The contracted coverage has a maximum limit of R$5,235, considered sufficient by Management to cover possible risks involving its assets and/or responsibilities.

F-54

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

23. Ventures under construction - information and commitments

	2017	2016
		(Unaudited)
Unappropriated sales revenue of property sold	302,587	431,120
Unappropriated estimated cost of units sold	(137,575)	(185,683)
Unappropriated estimated cost of units in inventory	(123,896)	(177,140)

(a) The unappropriated sales revenue of units sold are measured by the face value of contracts, plus contractual adjustments and deducted for cancelled contracts, not considering the effects of the levied taxes and present value adjustment.

(b) The estimated cost of units sold to be incurred do not contemplate financial charges, which are appropriated to properties for sale and profit or loss (cost of real estate sold) in proportion to the real estate units sold as they are incurred.

F-55

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015

(a) Description of the GAAP differences

The Company’s accounting policies and its consolidated financial statements comply with and are prepared in accordance with Brazilian GAAP.

A summary of the Company’s principal accounting policies under Brazilian GAAP that differ significantly from US GAAP is set forth below

(i) Revenue recognition

Under Brazilian GAAP, real estate development and retail land sales revenues, costs and related expenses are recognized using the percentage-of-completion method of accounting, by project, measuring progress towards completion in terms of actual costs incurred versus total budgeted expenditures for each stage of a development. Land is treated as a portion of budgeted construction costs and is appropriated proportionally to each real estate development. Under the percentage-of- completion method of accounting, revenues for work completed are recognized prior to receipt of actual cash proceeds or vice-versa. Revenues start to be recognized under the percentage-of- completion when the Company is no longer able to cancel the launched project, after the sales period established by law.

Under US GAAP, retail land sales of lots that are subdivisions of large tracts of land the Company recognizes the sale by the percentage-of-completion method following ASC 976 605-25-4 and 25-6 – Retail Land, which criteria are as follows:

a. The period of cancellation with refund has expired

b. Cumulative payments equal or exceed 10 percent;

c. Receivables are collectible;

d. Receivables are not subject to subordination;

e. There has been progress on improvements. The project’s improvements have progressed beyond preliminary stages, and there are indications that the work will be completed according to plan;

f. Development is practical. There is a reasonable expectation that the land can be developed for the purposes represented and the properties will be useful for those purposes at the end of the normal payment period.

Additionally, as part of the analysis of this adjustment, the Company also determined the effect over the minority interest from their consolidated subsidiaries. The reclassification of income to the minority interest for this adjustment was (R$3,140), R$(10,312) and (R$14,437) for the years ended December 31, 2017, 2016 and 2015 (Note 24(b)(i)).

The Company also determined the effect for their investments in affiliates that are recognized through the equity method under US GAAP. This reclassification resulted in an equity pick-up of R$4,729 in December 31, 2017, (R$3,519) in December 31, 2016 and R$1,630 in December 31, 2015 (Note 24(b)(i)).

F-56

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(ii) Classification of balance sheet line items

Under Brazilian GAAP, the classification of certain balance sheet items is presented differently from US GAAP. The Company has recast its consolidated balance sheet under Brazilian GAAP to present a condensed consolidated balance sheet in accordance with US GAAP (Note 24(d)(i)). The reclassifications are summarized as follows:

•	Under Brazilian GAAP, restricted cash is presented as short-term investment in the balance sheet. For US GAAP purposes, restricted cash is presented separately outside of short-term investment.

•	Under BR GAAP accounts receivable present value adjustment and monetary variation are recorded in the operating revenue. For US GAAP purpose the realization of accounts receivable present value adjustment and monetary variation are classified in the financial income/expense.

(iii) Classification of statement of income (operations) line items

Under Brazilian GAAP, in addition to the matters noted above, the classification of certain income and expense items is presented differently from US GAAP. The Company has recast its statement of income (loss) prepared under the Brazilian GAAP to present a condensed consolidated statement of income (loss) in accordance with US GAAP (Note 24(d)(ii)). The reclassifications are summarized as follows:

•	The net income differences between Brazilian GAAP and US GAAP (Note 24(b)(i)) were incorporated in the consolidated statement of operations in accordance with US GAAP.

(iv) Deferred taxes

Deferred tax differences between Brazilian GAAP and US GAAP are related to the recognition of deferred tax net of valuation allowance on the adjustments mentioned above.

A valuation allowance is recognized under US GAAP to reduce the deferred tax asset to the amount more likely than not to be realized, based upon available evidences, both positive and negative, and the weight of those evidences, Under Brazilian GAAP, deferred tax assets are recognized to the extent it is probable the deferred tax asset can be utilized. Under both US GAAP and Brazilian GAAP, deferred tax assets, net of valuation allowance are recognized to the extent supported by reversing taxable temporary differences. During the year, the amount of R$ 23.860 was recognized as a deferred tax (benefit) while in 2016 and 2015 deferred tax expense in the amount of R$ 7,492 and 11,729 were recognized as a result of the deferred tax adjustments on the non-tax adjustments mentioned above.

F-57

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(b) Reconciliation of significant differences between Brazilian GAAP and US GAAP

(i) Net income (loss)	2017	2016	2015
		(Unaudited)	(Unaudited)
Net (loss) income under Brazilian GAAP attributable to owners of Alphaville Urbanismo S.A.	(764,142)	(108,298)	148,144
Net operating revenue	403,907	(81,947)	(408,202)
Operating costs	(86,641)	18,241	185,022
Increase (Decrease) in Interest of equity method investees	5,612	(3,086)	1,630
Present value adjustment and other	(2,281)	41,418	16,684
Non-controlling interests on adjustments above	(3,140)	(10,312)	(14,537)
Deferred tax on adjustments above	(41,932)	2,986	26,494
Deferred tax valuation allowance on adjustments above	23,860	(7,492)	(11,729)
Net income (loss) attributable to Ausa under US GAAP	(464,758)	(148,491)	(56,494)
Net income attributable to the non-controlling interests under US GAAP	(5,836)	11,632	27,449
Net income (loss) under US GAAP	(470,594)	(136,859)	(29,045)

(ii) Equity	2017	2016	2015
Equity under Brazilian GAAP	(141,290)	596,620	728,519
Revenue recognition - net operating revenue	(1,366,530)	(1,767,124)	(1,729,194)
Revenue recognition - operating costs	689,837	776,311	757,421
Non-controlling interests on adjustments above	23,334	26,835	37,147
US GAAP adjustment equity accounted investees	(2,664)	(8,471)	(4,507)
AUSA – redeemable non-controlling interest	-	-	-
Deferred tax on adjustments above	44,257	61,298	68,175
Ausa (deficit) equity under US GAAP	(753,056)	(314,531)	(142,439)
Non-controlling interests under US GAAP	1,979	12,215	4,455
Retained (Deficit) Equity under US GAAP	(751,077)	(302,316)	(137,984)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

Condensed changes in total equity under US GAAP	2017	2016	2015
		(Unaudited)	(Unaudited)
At beginning of the year	(314,531)	(142,439)	(84,588)
Stock options	-	-	50
Net profit (loss) attributable to Ausa	(464,758)	(148,492)	(56,494)
Declared mandatory dividend	-	(23,600)	(1,407)
Capital increase	26,232	-	-
At end of the year / period	(753,056)	(314,531)	(142,439)

	2017	2016	2015
Condensed equity under US GAAP
Equity
Common shares, comprising 120.418.615 shares (2016 - 120.418.615)	459,480	433,248	291,287
Treasury shares	(23,186)	(23,186)	(23,187)
Accumulated reserve (losses)	(1,189,350)	(724,593)	(410,540)
Total Alphaville Urbanismo equity	(753,056)	(314,531)	(142,439)
Non-controlling interests	1,979	12,215	4,455
Total (deficit) equity	(751,077)	(302,316)	(137,984)

F-58

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

(c) Recent US GAAP accounting pronouncements

(i) Recently adopted US GAAP accounting

The adoption of the following Updates is neither applicable nor had a material impact on our consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15 - Presentation of financial statements—going concern (Subtopic 205-40). The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in this Update are effective for the annual period ending after December 15, 2016.

F-59

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(i) Recently adopted US GAAP accounting standards --Continued

In January 2015, the FASB issued ASU 2015-01, Income statement - Extraordinary and unusual items (Subtopic 225-20). The objective of ASU 2015-01 is to simplify the income statement presentation requirements in Subtopic 225-20 by eliminating the concept of extraordinary items. Extraordinary items are events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Eliminating the extraordinary classification simplifies income statement presentation by altogether removing the concept of extraordinary items from consideration. The amendments in ASU 2015-01 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis. ASU 2015-02 affects the following areas: (i) Limited partnerships and similar legal entities, (ii) Evaluating fees paid to a decision maker or a service provider as a variable interest, (iii) The effect of fee arrangements on the primary beneficiary determination, (iv) The effect of related parties on the primary beneficiary determination and (v) Certain investment funds. The amendments in ASU 2015-02 affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Overall, the amendments in ASU 2015-02 are an improvement to current GAAP because they simplify the Codification and reduce the number of consolidation models through the elimination of the indefinite deferral of Statement 167 and because they place more emphasis on risk of loss when determining a controlling financial interest. The amendments in ASU 2015-02 are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015.

In April 2015, the FASB issued ASU 2015-03 – Interest - Imputation of Interest (Subtopic 835-30). To simplify the presentation of debt issuance costs, ASU 2015-03 requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by ASU 2015-03. For public business entities, ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.

F-60

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(i) Recently adopted US GAAP accounting standards --Continued

In April 2015, the FASB issued ASU 2015-05 - Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40). The amendments in this Update provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015.

In May 2015, the FASB issued ASU 2015-07: Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). Under the amendments in this Update, investments for which fair value is measured at net asset value per share (or its equivalent) using the practical expedient should not be categorized in the fair value hierarchy. Removing those investments from the fair value hierarchy not only eliminates the diversity in practice resulting from the way in which investments measured at net asset value per share (or its equivalent) with future redemption dates are classified, but also ensures that all investments categorized in the fair value hierarchy are classified using a consistent approach. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2015.

In July 2015, the FASB issued ASU 2015-11 - Simplifying the Measurement of Inventory. The amendments in this Update more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS). An entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016.

In August 2015, the FASB issued ASU 2015-15 - Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements. This Accounting Standards Update adds SEC paragraphs pursuant to the SEC Staff Announcement at the June 18, 2015 Emerging Issues Task Force (EITF) meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. For public business entities, the amendments in this Update should be adopted concurrent with adoption of ASU 2015-03.

F-61

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(i) Recently adopted US GAAP accounting standards --Continued

In September 2015, the FASB issued ASU 2015-16 - Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this Update require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments in this Update require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. An entity should present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2015.

In November 2015, the FASB issued ASU 2015-17 - Balance Sheet Classification of Deferred Taxes. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. The amendments in this Update will align the presentation of deferred income tax assets and liabilities with International Financial Reporting Standards (IFRS). For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016.

In March 2016, the FASB issued ASU 2016-07 - Simplifying the Transition to the Equity Method of Accounting. The amendments in this Update eliminate the requirement to retroactively adopt the equity method of accounting. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2016.

F-62

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(i) Recently adopted US GAAP accounting standards --Continued

In March 2016, the FASB issued ASU 2016-09: Improvements to Employee Share- Based Payment Accounting. The areas for simplification in this Update involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The amendments in this Update are effective for annual periods beginning after December 15, 2016.

In October 2016, the FASB issued ASU 2016-17: Consolidation (Topic 810): Interests held through Related Parties that are under Common Control. The amendments in this Update do not change the characteristics of a primary beneficiary in current generally accepted accounting principles (GAAP). Therefore, a primary beneficiary of a variable interest entity (VIE) has both of the following characteristics: (1) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The amendments in this Update improve GAAP because, in situations involving common control, a single decision maker focuses on the economics to which it is exposed when determining whether it is the primary beneficiary of a VIE before potentially evaluating which party is most closely associated with the VIE. The amendments in this Update are effective for fiscal years beginning after December 15, 2016.

In December 2016, the FASB issued ASU 2016-19: Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Accounting Standards Codification. The reason for each amendment is provided before each of the amendments for clarity and ease of understanding. The amendments generally fall into one of the following types of categories: Amendments related to differences between original guidance and the Accounting Standards Codification; Guidance clarification and reference corrections; Simplification and Minor improvements. Most of the amendments in this Update do not require transition guidance and are effective upon issuance of this Update.

The following Updates related to Topic 606 are expected to have a material impact to our consolidated financial statements, as it follows:

(ii) Recently issued US GAAP accounting standards, not yet adopted.

In May 2014, the FASB issued ASU 2014-09 - Revenue from contracts with customers (Topic 606). The amendments in ASU 2014-09 create revenue from contracts with customers (Topic 606), and supersede the revenue recognition requirements in revenue recognition (topic 605), including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in revenue recognition—construction-type and production- type contracts (subtopic 605-35), and create new subtopic 340-40, other assets and deferred costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2017.

F-63

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

In March 2016, the FASB issued ASU 2016-08 - Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: 1. Identify the contract(s) with a customer; 2. Identify the performance obligations in the contract; 3. Determine the transaction price; 4. Allocate the transaction price to the performance obligations in the contract; and 5. Recognize revenue when (or as) the entity satisfies a performance obligation. The amendments in this Update do not change the core principle of the guidance. The amendments clarify the implementation guidance on principal versus agent considerations. For public business entities, the amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements of Update 2014-09.

In April 2016, the FASB issued ASU 2016-10: Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09).

In May 2016, the FASB issued ASU 2016-12: Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update affect only some of the narrow aspects of Topic 606.

F-64

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements for Topic 606 (and any other Topic amended by Update 2014-09).

In June 2016, the FASB issued ASU 2016-13: Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. In addition, available-for-sale accounting recognizes that value may be realized either through collection of contractual cash flows or through sale of the security. Therefore, the amendments limit the amount of the allowance for credit losses to the amount by which fair value is below amortized cost because the classification as available for sale is premised on an investment strategy that recognizes that the investment could be sold at fair value, if cash collection would result in the realization of an amount less than fair value. The amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the impacts of the adoption of ASU 2016-13 on our consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15: Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments. The amendments in this Update provide guidance on the following eight specific cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. The amendments in this Update are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The adoption of ASU 2016-15 is not expected to have a material impact on our consolidated financial statements.

F-65

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this Update are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The adoption of ASU 2016-18 is not expected to have a material impact on our consolidated financial statements.

In December 2016, the FASB issued ASU 2016-20: Technical Corrections and Improvements (Topic 606): Revenue from Contracts with Customers. The amendments in this Update include items brought to the Board’s attention through a variety of sources, including: the Codification’s online feedback mechanism; submissions to the Transition Resource Group for Revenue Recognition (TRG); and stakeholders’ technical inquiries. The amendments in this Update affect narrow aspects of the guidance issued in Update 2014-09. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements for Topic 606 (and any other Topic amended by Update 2014-09). We are currently evaluating the impacts of the adoption of ASU 2016-20 on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01: Business Combinations (Topic 805): Clarifying the Definition of a Business. Under the current implementation guidance in Topic 805, there are three elements of a business—inputs, processes, and outputs. While an integrated set of assets and activities (collectively referred to as a “set”) that is a business usually has outputs, outputs are not required to be present. In addition, all the inputs and processes that a seller uses in operating a set are not required if market participants can acquire the set and continue to produce outputs, for example, by integrating the acquired set with their own inputs and processes.

F-66

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

The amendments in this Update provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. The amendments in this Update are effective to annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption is permitted. The adoption of ASU 2017-01 is not expected to have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-03: Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323) - Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings. This Accounting Standards Update adds an SEC paragraph and amends other Topics pursuant to an SEC Staff Announcement made at the September 22, 2016 and November 17, 2016 Emerging Issues Task Force (EITF) meetings: Amendments to Topic 250 - Accounting changes and error corrections; Amendments to Topic 326 - Financially instruments - Credit losses; Amendments to Topic 606 - Revenue from contracts with customers; Amendments to Topic 842 - Leases and Amendments to Topic 323 - Investments - Equity method and joint ventures- Income taxes. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements of the respective amended Topics. The adoption of ASU 2017- 03 is not expected to have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04: Intangibles—Goodwill and Other (Topic 350). Under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The amendments in this Update are effective for the Company’s annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted. The adoption of ASU 2017-04 is not expected to have a material impact on our consolidated financial statements.

In February 2017, the FASB issued ASU 2017-05: Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20). The amendments in this Update clarify that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset. The amendments in this Update also clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. The amendments in this Update clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it. The amendments also clarify that an entity should allocate consideration to each distinct asset by applying the guidance in Topic 606 on allocating the transaction price to performance obligations. The amendments in this Update require an entity to derecognize a distinct nonfinancial asset or distinct in substance nonfinancial asset in a partial sale transaction when it (1) does not have (or ceases to have) a controlling financial interest in the legal entity that holds the asset in accordance with Topic 810 and (2) transfers control of the asset in accordance with Topic 606. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Early adoption is permitted. The adoption of ASU 2017-05 is not expected to have a material impact on our consolidated financial statements.

F-67

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

In February 2017, the FASB issued ASU 2017-06: Defined Benefit Pension Plans (Topic 960), Defined Contribution Pension Plans (Topic 962), Health and Welfare Benefit Plans (Topic 965). The amendments in this Update require all plans to disclose (1) their master trust’s other asset and liability balances and (2) the dollar amount of the plan’s interest in each of those balances. The amendments will require the health and welfare benefit plan to disclose the name of the defined benefit pension plan in which those investment disclosures are provided, so that participants can easily access those statements for information about the 401(h) account assets, if needed. The amendments in this Update are effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The adoption of ASU 2017-06 is not expected to have a material impact on our consolidated financial statements.

In March 2017, the FASB issued ASU 2017-07: Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The amendments in this Update require that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The amendments in this Update also allow only the service cost component to be eligible for capitalization when applicable (for example, as a cost of internally manufactured inventory or a self-constructed asset).

The amendments in this Update are effective for annual periods beginning after December 15, 2017, including interim periods within those annual periods. Early adoption is permitted. The adoption of ASU 2017-07 is not expected to have a material impact on our consolidated financial statements.

In March 2017, the FASB issued ASU 2017-08: Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The amendments in this Update shorten the amortization period for certain callable debt securities held at a premium. Specifically, the amendments require the premium to be amortized to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The adoption of ASU 2017-08 is not expected to have a material impact on our consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09: Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting. : The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in FASB ASC 718. The amendments in this ASU are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-09 is not expected to have a material impact on our consolidated financial statements.

F-68

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

In May 2017, the FASB issued ASU 2017-11: Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in this Update change the classification of certain equity-linked financial instruments (or embedded features) with down round features. The amendments also clarify existing disclosure requirements for equity-classified instruments. For freestanding equity-classified financial instruments, the amendments require entities that present earnings per share in accordance with FASB ASC 260, Earnings Per Share, to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic earnings per share. Convertible instruments with embedded conversion options that have down round features would be subject to the specialized guidance for contingent beneficial conversion features (in FASB ASC 470), including related earnings per share guidance (in FASB ASC 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of FASB ASC 480, Distinguishing Liabilities from Equity, that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2018. Early adoption is permitted.

The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. The adoption of ASU 2017-11 is not expected to have a material impact on our consolidated financial statements.

In August 2017, the FASB issued ASU 2017-12: Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. This Update improves the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements. In addition to that main objective, the amendments in this Update make certain targeted improvements to simplify the application of the hedge accounting guidance in current GAAP. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2018. Early application is permitted. The adoption of ASU 2017-12 is not expected to have a material impact on our consolidated financial statements.

In September 2017, the FASB issued ASU 2017-13: Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments (SEC Update). : This Update adds, amends, and supersedes SEC paragraphs of the ASC related to the adoption and transition provisions of ASU No. 2014-09, Revenue From Contracts with Customers and ASU 2016-02, Leases for public business entities. It is effective upon issuance.

Based on the assessments and estimates undertaken to date, the adoption of the requirements above, meaning changing the revenue recognition, from over the time (PoC method) to a point in time, upon delivery of keys for each real estate unit, generates an expected decrease adjustment, in accordance with ASUs Topic 606, on the opening balance of the Company’s net equity at January 1, 2018 of R$350,673 represented by the following:

F-69

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

01.01.2018
Equity under US GAAP current standards	(753,056)
Revenue recognition - net operating revenue	857,092
Revenue recognition - operating costs	(456,049)
Non-controlling interests on adjustments above	(23,334)
US GAAP adjustment equity accounted investees	2,664
Deferred tax on adjustments above, net of valuation allowance	(29,700)

Estimated equity upon adoption of ASU 2014-09	(402,383)

F-70

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

For the following Updates, we are currently evaluating the impacts of their adoption on our consolidated financial statements:

In February 2016, the FASB issued ASU 2016-02 - Leases (Topic 842). The FASB is issuing this Update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. To meet that objective, the FASB is amending the FASB Accounting Standards Codification® and creating Topic 842, Leases. This Update, along with IFRS 16, Leases, are the results of the FASB’s and the International Accounting Standards Board’s (IASB’s) efforts to meet that objective and improve financial reporting. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases.

All leases create an asset and a liability for the lessee in accordance with FASB Concepts Statement No. 6, Elements of Financial Statements, and, therefore, recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Earlier application is permitted.

In January 2018, the FASB issued ASU 2018-01: Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842. The amendments in this Update permit an entity to elect an optional transition practical expedient to not evaluate under Topic 842 land easements that exist or expired before the entity’s adoption of Topic 842 and that were not previously accounted for as leases under Topic 840. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Update 2016-02.

In June 2016, the FASB issued ASU 2016-13: Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. In addition, available-for-sale accounting recognizes that value may be realized either through collection of contractual cash flows or through sale of the security. Therefore, the amendments limit the amount of the allowance for credit losses to the amount by which fair value is below amortized cost because the classification as available for sale is premised on an investment strategy that recognizes that the investment could be sold at fair value, if cash collection would result in the realization of an amount less than fair value. The amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.

The following Updates are either not expected to have a material impact upon their adoption or are not applicable on our consolidated financial statements:

In January 2016, the FASB issued ASU 2016-01 - Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this Update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.

F-71

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

In August 2016, the FASB issued ASU 2016-15: Statement of Cash Flows (Topic 230) - Classification of Certain Cash Receipts and Cash Payments. The amendments in this Update provide guidance on the following eight specific cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. The amendments in this Update are effective for fiscal years beginning after December 15, 2017.

In October 2016, the FASB issued ASU 2016-16: Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. The Board decided that an entity should recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Consequently, the amendments in this Update eliminate the exception for an intra-entity transfer of an asset other than inventory. Two common examples of assets included in the scope of this Update are intellectual property and property, plant, and equipment. The amendments in this Update do not include new disclosure requirements; however, existing disclosure requirements might be applicable when accounting for the current and deferred taxes for an intra-entity transfer of an asset other than inventory. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2017.

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this Update are effective for fiscal years beginning after December 15, 2017.

In January 2017, the FASB issued ASU 2017-01: Business Combinations (Topic 805): Clarifying the Definition of a Business. Under the current implementation guidance in Topic 805, there are three elements of a business—inputs, processes, and outputs. While an integrated set of assets and activities (collectively referred to as a “set”) that is a business usually has outputs, outputs are not required to be present. In addition, all the inputs and processes that a seller uses in operating a set are not required if market participants can acquire the set and continue to produce outputs, for example, by integrating the acquired set with their own inputs and processes. The amendments in this Update provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. The amendments in this Update are effective to annual periods beginning after December 15, 2017.

In January 2017, the FASB issued ASU 2017-03: Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323) - Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings. This Accounting Standards Update adds an SEC paragraph and amends other Topics pursuant to an SEC Staff Announcement made at the September 22, 2016 and November 17, 2016 Emerging Issues Task Force (EITF) meetings: Amendments to Topic 250 - Accounting changes and error corrections; Amendments to Topic 326 - Financially instruments - Credit losses; Amendments to Topic 606 - Revenue from contracts with customers; Amendments to Topic 842 - Leases and Amendments to Topic 323 - Investments - Equity method and joint ventures- Income taxes. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements of the respective amended Topics.

F-72

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

In January 2017, the FASB issued ASU 2017-04: Intangibles—Goodwill and Other (Topic 350). Under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The amendments in this Update are effective for the Company’s annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019.

In February 2017, the FASB issued ASU 2017-05: Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20). The amendments in this Update clarify that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset. The amendments in this Update also clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. The amendments in this Update clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it. The amendments also clarify that an entity should allocate consideration to each distinct asset by applying the guidance in Topic 606 on allocating the transaction price to performance obligations. The amendments in this Update require an entity to derecognize a distinct nonfinancial asset or distinct in substance nonfinancial asset in a partial sale transaction when it (1) does not have (or ceases to have) a controlling financial interest in the legal entity that holds the asset in accordance with Topic 810 and (2) transfers control of the asset in accordance with Topic 606. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2017. Early adoption is permitted.

In February 2017, the FASB issued ASU 2017-06: Defined Benefit Pension Plans (Topic 960), Defined Contribution Pension Plans (Topic 962), Health and Welfare Benefit Plans (Topic 965). The amendments in this Update require all plans to disclose (1) their master trust’s other asset and liability balances and (2) the dollar amount of the plan’s interest in each of those balances. The amendments will require the health and welfare benefit plan to disclose the name of the defined benefit pension plan in which those investment disclosures are provided, so that participants can easily access those statements for information about the 401(h) account assets, if needed. The amendments in this Update are effective for fiscal years beginning after December 15, 2018. Early adoption is permitted.

In March 2017, the FASB issued ASU 2017-07: Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The amendments in this Update require that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The amendments in this Update also allow only the service cost component to be eligible for capitalization when applicable (for example, as a cost of internally manufactured inventory or a self-constructed asset). The amendments in this Update are effective for annual periods beginning after December 15, 2017. Early adoption is permitted. The adoption of ASU 2017-07 is not applicable to our consolidated financial statements.

F-73

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

In March 2017, the FASB issued ASU 2017-08: Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The amendments in this Update shorten the amortization period for certain callable debt securities held at a premium. Specifically, the amendments require the premium to be amortized to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted.

In May 2017, the FASB issued ASU 2017-09: Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting. : The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in FASB ASC 718. The amendments in this ASU are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied prospectively to an award modified on or after the adoption date.

F-74

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(c) Recent US GAAP accounting pronouncements--Continued

(ii) Recently issued US GAAP accounting standards --Continued

In May 2017, the FASB issued ASU 2017-11: Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in this Update change the classification of certain equity-linked financial instruments (or embedded features) with down round features. The amendments also clarify existing disclosure requirements for equity-classified instruments. For freestanding equity-classified financial instruments, the amendments require entities that present earnings per share in accordance with FASB ASC 260, Earnings Per Share, to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic earnings per share. Convertible instruments with embedded conversion options that have down round features would be subject to the specialized guidance for contingent beneficial conversion features (in FASB ASC 470), including related earnings per share guidance (in FASB ASC 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of FASB ASC 480, Distinguishing Liabilities from Equity, that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect.

In August 2017, the FASB issued ASU 2017-12: Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. This Update improves the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements. In addition to that main objective, the amendments in this Update make certain targeted improvements to simplify the application of the hedge accounting guidance in current GAAP. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2018. Early application is permitted.

In November 2017, the FASB issued ASU 2017-14: Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606) (SEC Update). : This Update adds, amends, and supersedes SEC paragraphs of the ASC pursuant to Staff Accounting Bulletin No. 116 and SEC Release 33-10403 and is effective upon issuance.

In February 2018, the FASB issued ASU 2018-02: Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. The amendments in this Update are effective for fiscal years beginning after December 15, 2018. Early application is permitted

In February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments – Overall (Subtopic 825): Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this Update clarify certain aspects of the guidance issued in Update 2016-01. The amendments in this Update are effective for fiscal years beginning after December 15, 2017.

F-75

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

(d) US GAAP condensed consolidated financial information

Based on the reconciling items and discussion above, the Alphaville Urbanismo S.A. consolidated balance sheets, statements of income (loss), and statement of changes in shareholders’ equity (see b(ii)) under US GAAP have been recast in condensed format as follows:

F-76

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(d) US GAAP condensed consolidated financial information- Continued

(i) Condensed consolidated balance sheets under US GAAP

	2017	2016	2015
Assets		(Unaudited)	(Unaudited)
Current assets
Cash and cash equivalents	43,478	153,684	182,951
Short-term investments	112,263	10,009	56,724
Restricted short-term investments	5,633	7,444	11,327
Trade accounts receivable, net	197,587	136,572	142,013
Properties for sale	1,116,305	1,349,781	1,319,024
Other Accounts receivable	77,814	82,046	82,551
Other	1,553,080	1,739,536	1,794,590
Non-current assets
Investments in associates	33,475	34,937	31,467
Property and equipment, net	40,429	44,120	36,175
Trade accounts receivable, net	191,492	238,230	248,764
Properties for sale	149,047	138,456	101,659
Other	59,920	31,122	13,688
Other	474,363	486,865	431,753
Total assets	2,027,443	2,226,401	2,226,343

F-77

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(d) US GAAP condensed consolidated financial information- Continued

	2017	2016	2015
Liabilities		(Unaudited)	(Unaudited)
Current liabilities
Loans and financing	92,582	327,364	231,674
Debentures	41,763	765,006	87,410
Payables for purchase of properties	3,621	8,490	8,526
Payables for goods and services suppliers	84,296	94,491	119,728
Taxes and labor contributions	16,550	23,187	25,125
Net capital deficiency of subsidiaries			-
Advances from customers	552,401	708,823	716,103
Obligations assumed on the assignment of receivables	38,074	35,025	18,114
Payables for venture partners	-	-	4,085
Declared dividends	2,263	1,450	6,816
Other	24,981	22,571	52,109
	856,531	1,986,407	1,269,690
Non-current liabilities
Loans and financing	122,042	-	286,533
Debentures	1,599,151	388,745	720,000
Payables for purchase of properties	-	-	5,528
Obligations assumed on the assignment of receivables	50,094	44,496	11,626
Payables to venture partners	-	913	913
Provisions for legal claims	42,891	8,826	7,096
Warranty Provision	28,562	30,776	29,363
Acquisition of ownership interests	23,629	23,932	22,951
Other	55,620	44,622	10,627
	1,921,989	542,310	1,094,637
Total Alphaville equity
(753,056)
(314,531)
(142,439)
Non-controlling interest	1,979	12,215	4,455
Total equity	(751,077)	(302,316)	(137,984)
Total liabilities and equity	2,027,443	2,226,401	2,226,343

F-78

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(ii) Condensed consolidated statements of operations under US GAAP

	2017	2016	2015
		(Unaudited)	(Unaudited)
Gross operating revenue
Real estate development and sales of properties	535,268	664,889	779,509
Taxes on services and revenues	(23,039)	(30,490)	(38,011)
Net operating revenue	512,229	634,399	741,498
Operating costs	(507,022)	(363,355)	(397,301)
Gross profit	5,207	271,043	344,197
Operating income (expenses)
Selling general and administrative expenses	(162,908)	(165,417)	(202,474)
Other	(46,628)	(8,332)	(10,116)
Income before financial income and expenses and income tax and social contribution	(204,329)	97,294	131,607
Financial income	7,908	62,191	43,580
Financial expenses	(262,303)	(277,824)	(184,222)
Income (loss) before income tax expense	(458,725)	(118,339)	(9,035)
Current tax expense, including social contribution	(8,878)	(24,468)	(36,375)
Deferred tax expense, including social contribution	(5,809)	3,803	10,325
Total tax expense, including social contribution	(14,687)	(20,664)	(26,049)
Income (loss) before equity in results and	(473,412)	(139,004)	(35,084)
Income from equity method investments	2,818	2,144	6,040
Net (loss) income for the year from continuing operations	(470,594)	(136,859)	(29,045)
Net (loss) income attributable to the non-controlling interests	5,836	(11,632)	(27,449)
Net (loss) income attributable to Alphaville	(464,758)	(148,491)	(56,494)

F-79

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

24. Supplemental Information - Summary of Principal Differences between Brazilian GAAP and accounting principles generally accepted in the United States “US GAAP” for the year ended December 31, 2017, 2016 and 2015 - Continued

(iii) Condensed consolidated statements of comprehensive income (loss)

	2017	2016	2015
		(Unaudited)	(Unaudited)
Net loss for the year	(470,594)	(136,859)	(29,045)
Total comprehensive loss, net of taxes	(470,594)	(136,859)	(29,045)
Attributable to:
Non-controlling interests	5,836	(11,632)	(27,449)
Owners of Alphaville Urbanismo S.A.	(464,758)	(148,491)	(56,494)

(iv) Additional information – income taxes

Change in the valuation allowance for net operating losses and temporary differences was as follows:

	2017	2016	2015
		(Unaudited)	(Unaudited)
Opening balance at January 1	364,059	249,353	147,624
Change in valuation allowance	117,703	114,706	101,729
Closing balance at December 31	481,762	364,059	249,353

The Company recognizes its deferred tax asset net of a valuation allowance such that the amount of the net deferred tax asset is more likely than not to be realized. During the year 2017, movements in the valuation allowance amounted to a net increase of R$117,703 (R$114,706 In 2016). This is primarily related to the continuing restructuring process implemented by management.

The Company records the financial statement effects of an income tax position when it is more likely than not, based on the technical merits, that it will be sustained upon examination. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon settlement with a taxing authority.

As of December 31, 2017, 2016 and 2015, the Company has no amount recorded for any uncertainty in income taxes.

Alphavile Urbanismo S.A. and its subsidiaries file income tax returns in Brazil. Brazilian income tax returns are subject to inspections by tax authorities for the period beginning in 2012 and forward, i.e., within 5 years after the filing.

(v) Statement of comprehensive income (loss)

Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income (loss) that include charges or credits directly to equity which are not the result of transactions with owners.

(vi) Statement of cash flows

For each period for which a statement of operations is presented and required to be reconciled to US GAAP, SEC rules require that the Company provide either a statement of cash flows prepared in accordance with US GAAP or IFRS; or furnish in a note to the financial statements a qualified description of the material differences between cash or funds flows reported in the primary financial statements and cash flows that would be reported in a statement of cash flows, prepared in accordance with US GAAP.

F-80

Alphaville Urbanismo S.A.

Notes to the consolidated financial statements
December 31, 2017, 2016 and 2015
(Amounts in thousands of Brazilian reais, except as otherwise stated)

Statement of Cash flow	2017	2016	2015
		(Unaudited)	(Unaudited)
Operating activities	(177,864)	43,252	(57,072)
Investing activities	(113,420)	32,196	(30,942)
Financing activities	181,078	(104,715)	109,883

The Company’s primary differences in net income (loss) between Brazilian GAAP and net income (loss) for US GAAP are explained in items 24(a) (ii) to (iv) above. The statement of cash flows for Brazilian GAAP was prepared based on CPC 3(R2) - Statement of Cash Flows.

F-81